The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell the securities and is not soliciting offers to buy the securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-264200
SUBJECT TO COMPLETION, DATED APRIL 8, 2022
Preliminary Prospectus Supplement
(To Prospectus dated April 8, 2022)
Zhihu Inc.
26,000,000 Class A Ordinary Shares
This prospectus supplement relates to an offering of Class A ordinary shares, par value US$0.000125 per share, of Zhihu Inc. We are not offering any Class A ordinary share, and the selling shareholders identified in this prospectus supplement are offering 26,000,000 Class A ordinary shares as part of a global offering, or the Global Offering, consisting of an international offering of 23,400,000 Class A ordinary shares and a Hong Kong public offering of 2,600,000 Class A ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$       per Class A ordinary share, or approximately US$       per Class A ordinary share based on an exchange rate of HK$7.7996 to US$1.00. We will not receive any proceeds from the sale of the Class A ordinary shares by the selling shareholders identified in this prospectus supplement.
Our American depositary shares, or ADSs, are listed on the New York Stock Exchange under the symbol “ZH.” On April 7, 2022, the last reported trading price of our ADSs on the New York Stock Exchange was US$2.63 per ADS, or HK$41.03 per Class A ordinary share, based upon an exchange rate of HK$7.7996 to US$1.00. Two ADSs represent one Class A ordinary share.
We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about April 14, 2022. The maximum offer price for the Hong Kong public offering is HK$51.80, or US$6.64, per Class A ordinary share (equivalent to US$3.32 per ADS).
The allocation of Class A ordinary shares between the international offering and the Hong Kong public offering is subject to reallocation. For more information, see “Underwriting” beginning on page S-51 of this prospectus supplement. The public offering price in the international offering may differ from the public offering price in the Hong Kong public offering. See “Underwriting — Pricing.” The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
We have applied to list our Class A ordinary shares on The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, pursuant to the Hong Kong Stock Exchange Listing Rules under the stock code “2390.”
See “Risk Factors” beginning on page S-25 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.
Zhihu Inc. is a Cayman Islands holding company with no equity ownership in its VIEs and their subsidiaries and not a Chinese operating company. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs, with which we have maintained contractual arrangements, and their subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunication services and certain other businesses. Accordingly, we operate these businesses in China through our VIEs and their subsidiaries, and rely on contractual arrangements among our PRC subsidiaries, our VIEs, and their nominee shareholders to control the business operations of our VIEs. Revenues contributed by our VIEs accounted for 15.3%, 27.4%, and 25.9% of our total revenues in 2019, 2020, and 2021, respectively. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or

“Zhihu” refers to Zhihu Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, our VIEs in China, including but not limited to Beijing Zhizhe Tianxia Technology Co., Ltd., or Zhizhe Tianxia, Shanghai Pinzhi Education Technology Co., Ltd., or Shanghai Pinzhi, and Shanghai Biban Network Technology Co., Ltd., or Shanghai Biban. Investors in our ADSs are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.
Our corporate structure is subject to risks associated with our contractual arrangements with our VIEs. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and VIEs and their subsidiaries, and investors of our company face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F.
We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the Public Company Accounting Oversight Board, or the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or other foreign country. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in the 2021 Form 20-F.
The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections. Our ADSs may will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In addition, the proposed changes to the law would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs may be prohibited from over-the-counter trading or delisted. If the proposed provision is enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023.
Zhihu Inc. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and VIEs in China. As a result, although other means are available for us to obtain financing at the holding company level, Zhihu Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by our VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Zhihu Inc. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Prospectus Supplement Summary — Cash and Asset Flows Through Our Organization” in this prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement, the accompanying prospectus and the documents referred to herein are not to be issued, circulated or distributed to the public in Hong Kong and do not constitute an offer to sell nor a solicitation of an offer to buy any securities to the public in Hong Kong. Neither this document nor anything referred to herein forms the basis for any contract or commitment whatsoever. For the avoidance of doubt, the publication of this prospectus supplement and the document referred to herein shall not be deemed to be an offer of securities made pursuant to a prospectus issued by or on behalf of us or any other person for the purposes of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong nor shall it constitute an advertisement, invitation or document containing an invitation to the public to enter into or offer to enter into an agreement to acquire, dispose of, subscribe for or underwrite securities for the purposes of the Securities and Futures Ordinance (Cap. 571) of Hong Kong. A copy of this prospectus supplement and the document referred to herein may, however, be issued in Hong Kong only to “professional investors” within the meaning as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

PRICE HK$         PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share		Total
Public offering price	HK$	(1)	HK$
Underwriting discounts and commissions(2)	HK$		HK$
Proceeds to the selling shareholders (before expenses)(3)	HK$		HK$

(1)
Equivalent to US$      per ADS, based upon two ADSs representing one Class A ordinary share and an exchange rate of HK$7.7996 to US$1.00 as of December 31, 2021, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)
See “Underwriting” beginning on page S-51 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes estimated net proceeds of HK$      from the sale of 2,600,000 Class A ordinary shares in the Hong Kong public offering.

Innovation Works Development Fund, L.P. and Innovation Works Holdings Limited, or the Innovation Works Entities, have granted the international underwriters an option, exercisable by the Joint Global Coordinators, on behalf of the international underwriters, to purchase up to an additional 3,900,000 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Credit Suisse (Hong Kong) Limited is expected to enter into a borrowing arrangement with the Innovation Works Entities to facilitate the settlement of over-allocations. Credit Suisse (Hong Kong) Limited must return the same number of Class A ordinary shares so borrowed to the Innovation Works Entities or their nominees by exercising the option to purchase additional Class A ordinary shares from the selling shareholders or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to the Innovation Works Entities for the loan of these Class A ordinary shares.
The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around         , 2022.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, and Joint Lead Managers
Credit Suisse J.P. Morgan CICC CMBI
Joint Bookrunners and Joint Lead Managers                                  Co-Manager
CCBI      Haitong International                        Citrus

Prospectus supplement dated         , 2022.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, the selling shareholders have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, the selling shareholders, or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or an invitation on behalf of us or the underwriters to subscribe for and purchase any of the Class A ordinary shares, and they may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information. The base prospectus was included in the registration statement on Form F-3 (File No. 333-264200) that we filed with the U.S. Securities and Exchange Commission, or the SEC, on April 8, 2022 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“ADRs” refers to the American depositary receipts that evidence the ADSs;

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“ADSs” refers to the American depositary shares, two of which represent one Class A ordinary share;

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“engagements” refers to 13 kinds of virtual engagement activities in the Zhihu community, such as upvotes, downvotes, comments, likes, follows, favorites, and shares, among others;

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“CAGR” refers to compound annual growth rate;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement only, Hong Kong, Macao, and Taiwan;

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“Class A ordinary shares” refers to our Class A ordinary shares with a par value of US$0.000125 per share;

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“Class B ordinary shares” refers to our Class B ordinary shares with a par value of US$0.000125 per share;

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“Consolidated Affiliated Entities” refers to our VIEs and their subsidiaries;

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“content creators” refers to users who have generated at least one piece of content;

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“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

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“Hong Kong dollars” or “HK$” refers to the legal currency of Hong Kong;

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“Hong Kong Listing” refers to the listing of the Class A ordinary shares on the Main Board of the Hong Kong Stock Exchange and “Listing Date” refers to the date, expected to be on or about April 14, 2022, on which the Class A ordinary shares are to be listed and on which dealings in the Class A ordinary shares are to be first permitted to take place on the Hong Kong Stock Exchange;

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“mobile MAUs” refers to the number of mobile devices that launch our mobile app at least once in a given month. “average mobile MAUs” for a period is calculated by dividing the sum of mobile MAUs for each month during a specified period by the number of months in the period;

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“monthly active content creators” refers to the number of content creators who generate at least one piece of content in a given month. “average monthly active content creators” for a period is calculated by dividing the sum of monthly active content creators for each month during the specified period by the number of months in such period;

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“monthly active users” or “MAUs” refers to the sum of our mobile MAUs and the number of logged-in users who visit our PC or mobile website at least once in a given month, after eliminating duplicates. “average MAUs” for a period is calculated by dividing the sum of MAUs for each month during a specified period by the number of months in the period;

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“monthly subscribing members” refers to the number of our Yan Selection ( ) members in a specified month. “average monthly subscribing members” for a period is calculated by dividing the sum of monthly subscribing members for each month during a specified period by the number of months in the period;

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“monthly viewers” refers to the sum of the number of mobile devices that launch our mobile app at least once in a specified month and the number of independent cookies that visit our PC or mobile website at least once in a specified month. The number of monthly viewers is calculated by treating each distinguishable independent cookie or mobile device as a separate user even though some individuals may access our community with more than one independent cookie or using more than one mobile device and multiple individuals may access our community with the same independent cookie or using the same mobile device;

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“ordinary shares” or “shares” refers to our ordinary shares, which include both Class A ordinary shares and Class B ordinary shares, par value US$0.000125 per share;

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“paying ratio” for a given period refers to the ratio of our average monthly subscribing members divided by the average MAUs in the period;

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“piece of content” refers to any piece of questions, answers, articles, videos, groups, or live streaming in our community;

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“PGC” refers to professionally generated content;

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“PUGC” refers to professional user-generated content;

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“Renminbi” or “RMB” refers to the legal currency of China;

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“retention rate,” as applied to any cohort of YanPlus users in a given period, refers to the percentage of these YanPlus users who made at least one repeated visit to Zhihu after a certain duration. The “12th-month retention rate” for any cohort of YanPlus users in a given month refers to the retention rate in the 12th month after that month. “YanPlus users” for a given month refers to the active users, each with a Yan value of 300 or above. Yan value is a rating that is assigned to users based on their engagement in our community;

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“UGC” refers to user-generated content;

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“U.S. dollars” or “US$” refers to the legal currency of the United States;

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“VIEs” refers to variable interest entities and “our VIEs” refers to Beijing Zhizhe Tianxia Technology Co., Ltd., or Zhizhe Tianxia, Shanghai Pinzhi Education Technology Co., Ltd., or Shanghai Pinzhi, and Shanghai Biban Network Technology Co., Ltd., or Shanghai Biban;

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“WFOEs” refers to wholly foreign-owned enterprises, and “our WFOEs” refers to Zhizhe Sihai (Beijing) Technology Co., Ltd., or Zhizhe Sihai, Shanghai Zhishi Commercial Consulting Co., Ltd., or Shanghai Zhishi, and Shanghai Paya Information Technology Co., Ltd., or Shanghai Paya; and

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“Zhihu,” “we,” “us,” “our company,” or “our” refers to Zhihu Inc., a Cayman Islands holding company, and its subsidiaries and, when describing our operations and consolidated financial information, also including our VIEs and their respective subsidiaries.

Our reporting currency is Renminbi. This prospectus supplement contains translations from Renminbi to U.S. dollars solely for the convenience of the reader. Unless otherwise stated, all translations from

Renminbi to U.S. dollars were made at a rate of RMB6.3726 to US$1.00, which was the exchange rate in effect as of December 30, 2021 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi amounts referred to in this prospectus supplement could have been, or could be, converted into U.S. dollars, as the case may be, at any particular rate, or at all. On April 1, 2022, the exchange rate was RMB6.3625 to US$1.00.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information that we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a °shelf’ registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Zhihu Inc. and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to Incorporate by reference” the information that we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Zhihu Inc., CIK number 0001835724.
Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 8, 2022 (File No. 001-40253), or the 2021 Form 20-F, and our current report on Form 6-K furnished to the SEC on April 8, 2022, including Exhibit 99.1 titled “Zhihu Inc. Supplemental and Updated Disclosure,” or the Super 6-K, are incorporated by reference into the accompanying prospectus.
As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:
Zhihu Inc.
A5 Xueyuan Road
Haidian District, Beijing 100083
People’s Republic of China
+86 (10) 8271-6605
Attention: Investor Relations

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties and reflect our current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies,

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our future business development, financial condition, and results of operations,

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the expected outlook of the online content market in China,

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our expectations regarding demand for and market acceptance of our products and services,

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our expectations regarding our relationships with our users, clients, business partners, and other stakeholders,

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competition in our industry,

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relevant government policies and regulations relating to our industry, and

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general economic and business conditions globally and in China.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference herein and therein are subject to risks, uncertainties, and assumptions about our company. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference herein and therein. You should read thoroughly this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.
We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference herein and therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully. Our 2021 Form 20-F which contains our audited consolidated financial statements as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020, and 2021, and the Super 6-K are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from a market research report and a user and customer survey, each commissioned by us and prepared by China Insights Consultancy, or CIC, an independent market research and consulting company. The survey was conducted in September 2021 with 2,000 randomly sampled users of online content communities in China, who, among other criteria, were over 16 years old and used over two online content communities in the preceding month at the time of the survey. We refer to this report as the “CIC Report” and the survey as the “CIC Survey.”
Zhihu Inc.
Overview
“Do you know?”

The question is embedded in Zhihu ( )’s Chinese meaning.
A question is not only a yearning for the undiscovered, but also the start of a journey to learn, engage, and share. Zhihu is an iconic online content community where people come to find solutions, make decisions, seek inspiration, and have fun. On Zhihu, our users explore and enjoy content that broadens horizons, provides solutions, and resonates with minds, which we refer to as “fulfilling content” (有 得感的 容), ranging from daily life choices such as the right television or mobile phone, an inspirational holiday hide-away, a puzzle book, or a reality show, to sophisticated knowledge or unique experience such as learning about the Tiangong space station or visiting a 2022 Winter Olympics venue, and to bigger decisions such as a right college or a good exam preparation program, career choices, or managing a relationship or expecting a baby. A full spectrum of high-quality content on Zhihu appeals to an ever growing user base and content creators, who have come to Zhihu to share their knowledge, experience, and insights. Zhihu goes beyond that first question, and brings people together through their commonality.
What Is Our Mission?
We believe that everyone can share and contribute with their own wealth of knowledge, experience, and insights, and we aim to empower everyone to do so and find their own answers.
What Have We Accomplished?
Today, Zhihu is one of the top five comprehensive online content communities and the largest Q&A-inspired online community in China, both in terms of average mobile MAUs and revenue in 2019, 2020, and 2021, according to CIC. Zhihu is a leading online content community widely regarded as offering the highest-quality content in China, according to the CIC Survey. In the fourth quarter of 2021, Zhihu had 99.6 million average mobile MAUs, 500 million average monthly viewers, and 390 million average monthly engagements. As of December 31, 2021, Zhihu had 55 million cumulative content creators, who had contributed 420 million cumulative Q&As covering over 1,000 verticals. Our revenue increased from RMB670.5 million in 2019 to RMB1.4 billion in 2020, and further to RMB3.0 billion (US$464.4 million) in 2021, representing a CAGR of 110.1% from 2019.
Launched in 2010, we have been dedicated to expanding our content and service offerings to meet the diverse needs of our users, content creators, and business partners. A content-centric business model has been formed during our development and continues to evolve. We have grown from a Q&A community into one of the largest comprehensive online content communities in China. We have pioneered to offer paid memberships and developed content-commerce solutions for merchants and brands. We continue to leverage our content-centric business model and launch new monetization channels such as offering vocational training and e-commerce related services. However, we believe that we are still at an early stage of monetization with significant runway for growth across a span of monetization channels.
What Makes Zhihu Great?
The Zhihu model is centered around a virtuous cycle that seeks to achieve a content equilibrium between what our content creators contribute and what our users consume. Zhihu encompasses the evolving interplay of this equilibrium with our community and our brand. We continually reinforce Zhihu with its technological foundation and we seek to achieve optimal monetization and deliver value to our shareholders and other stakeholders.
Our users and content creators actively interact with each other and share knowledge, experience, and insights, forming a content ecosystem spanning a wide range of verticals and topics across diverse content forms. Our deep content and user insights play an essential role in optimizing user experience and maintaining robust community governance, which reinforces our community culture of sincerity, expertise, and respect ( 真、 业、友善). Our sound community culture and trustworthy brand further strengthen our content ecosystem, which attracts and retains more users and content creators to our community. Our superior technology infrastructure supports our business in various aspects, from understanding our users and content quality, promoting fulfilling content and user engagement, nurturing our community, to enhancing our content and service offerings and forging a trustworthy brand. As we continue to enhance user experience and serve our users, content creators, and business partners, we have established diverse and expanding content-centric monetization channels. This self-reinforcing cycle has been emerging with our growth and solidify our leaderships.
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Our Content.  We are content-obsessed. We believe that the quality of Zhihu content is vital to our business. We relentlessly strive to enhance the quality of the Zhihu content through better understanding of our content creators and deeper comprehension of the Zhihu content. Leveraging our years of accumulation of the Zhihu content, we consider content that broadens horizons, provides solutions, and resonates with minds to be exemplary high-quality content, which we refer to as “fulfilling content.” We strive to understand why such content is fulfilling through our evolving and developing technological capabilities so that we can maintain and further enhance the fulfillness of the Zhihu content. We believe that this “fulfillness” approach that helps us better comprehend our content, combined with our TopicRank algorithms that help us better comprehend content through the understanding of content creators, could deepen our capability to manage our content operations. As of December 31, 2021, our community had 490 million cumulative pieces of content, including 420 million cumulative Q&As, covering over 1,000 verticals and 1.8 million topics. From time to time, we launch various initiatives and campaigns to further enhance the depth, breadth, and quality of the Zhihu content. For example, we seek to become a popular destination for timely content inviting in-depth discussion of trending events, which further encourages a high level of content creation and user engagement.

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Our Users.  We have amassed a fast growing, diverse, and highly engaged user base. Zhihu had 99.6 million average mobile MAUs in the fourth quarter of 2021, representing a 38.1% year-over-year increase. Our high-quality content has enabled us to expand our user base rapidly at low cost, while maintaining high user engagement and loyalty. In the fourth quarter of 2021, our daily active users opened the Zhihu app an average of approximately 6 times per day and generated 390 million average monthly engagements. For our YanPlus users, the average 12th-month retention rate in 2020 was 73%.

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Our Content Creators.  The trustworthy Zhihu brand naturally inspires our users to contribute and become content creators. We provide multiple tools and utilities for content creators to contribute high-quality content to our community. In return, content creators can have fulfilling experience in their creative works, receive recognition in our community and beyond, and be rewarded financially through multiple channels. Our cumulative content creators reached 55 million as of December 31,

2021. In the fourth quarter of 2021, Zhihu had 2.7 million average monthly active content creators, and 13 million average monthly pieces of content were created. Our users and content creators complement each other, sharing their collective intelligence to create a marketplace of answers
•Our Community.  Through years of content operations, we have cultivated a community culture of sincerity, expertise, and respect (真、业、友善). We have established and been iterating a set of community governance system overseen and implemented by our experienced community management team. Equipped with our proprietary know-how and AI-powered content assessment algorithms, our community management team promptly and effectively identifies and responds to inappropriate content to enhance user experience and maintain sound community culture. In addition, we enable users to safeguard an open and inclusive environment through content quality improvement process and dispute review process. By optimizing user experience, our community fosters a healthy environment for vibrant content creation, which in turn naturally strengthens our community culture.
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Our Brand.  The Zhihu brand is increasingly associated with trustworthiness in the Chinese internet community. The strong brand fosters a vibrant online community where fast-growing users and content creators are eager to contribute and engage while respecting diversity and valuing constructiveness, which further optimizes our user and content creator experience. We also believe that our brand strength can help with the monetization through branded merchandise and IP monetization on the Zhihu platform. The Zhihu brand is proven instrumental in further enhancing our user growth, content quality, and monetization.

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Our Monetization.  The ever-growing Zhihu content provides us with a natural avenue for monetization. Over time, our content-centric monetization channels have expanded to include online advertising, paid membership, content-commerce solutions, vocational training, and other services such as e-commerce related services. We are the first to have launched integrated content-commerce solutions at scale, and the largest among online content communities in terms of revenue generated from integrated content commerce solutions in 2020 and 2021, according to CIC. In addition, we are the first and remains as of the date of this prospectus supplement the only Q&A-inspired online community to have launched a subscription-based paid membership program, and the largest in terms of paid membership revenue among Q&A-inspired online communities in 2020 and 2021, according to CIC. As we are still at an early stage of monetization, we incurred operating losses and net operating cash outflows during 2019, 2020, and 2021. We plan to further improve the capabilities of our current monetization channels by improving the effectiveness of online advertising based on more accurate distribution to appropriate users and more diverse content products, expanding our high-quality premium content library for paid membership services, and providing merchants and brands with better content-centric marketing solutions and higher marketing effectiveness. We also plan to diversify our revenue streams by identifying opportunities and implementing new initiatives in content space to fulfill the needs of our users while generating commercial value for content creators and business partners. As we continue to expand the Zhihu product offerings and enhance content quality to satisfy the diverse user needs, we naturally deepen our monetization and will continue to launch more monetization channels, enabling us to create and deliver value to our shareholders and other stakeholders.

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Our Technology.  Our superior technological infrastructure supports our content operations. We are the only online Q&A community in China to adopt topic ranking algorithms to assess the quality of content based on analysis of users’ credentials and community engagements, according to CIC. Our AI-powered TopicRank algorithms assess a user’s credentials and engagement through, and to the extent of, all relevant information about the user available to Zhihu, including the user information voluntarily and lawfully provided to Zhihu, the content created by the user, the engagement by the user in the Zhihu community, the engagement by other users with the user in the Zhihu community, and whether the user has been recognized by Zhihu as a reputable expert in a particular field already. All users’ credentials and engagements thus will be assessed and continually updated. We believe that our TopicRank algorithms and our “fulfillness” approach, which we are currently developing, could enhance our capability to manage content operations. Our feed recommendation and search systems are continually optimized to prioritize distribution of high-quality content to enhance user experience, allowing us to recommend the most desirable content to appropriate users. Our question routing system accurately distributes questions to relevant users to encourage content creation. Our low-quality content filtering system and anti-spamming system help ensure content appropriateness and a healthy community environment.
From 2019 to 2021, we achieved significant business growth yet incurred net loss and net operating cash outflow, primarily attributable to our content-related cost that helped build our rich content library, sales and marketing expenses for promotional and advertising activities, and research and development expenses to enhance technological infrastructure. Our revenue increased from RMB670.5 million in 2019 to RMB1.4 billion in 2020, and further to RMB3.0 billion (US$464.4 million) in 2021, representing a CAGR of 110.1% from 2019. Our gross profit increased from RMB312.3 million in 2019 to RMB757.8 million in 2020, and further to RMB1.6 billion (US$243.8 million) in 2021. Our net loss was RMB1.0 billion in 2019, RMB517.6 million in 2020, and RMB1.3 billion (US$203.8 million) in 2021. We had net operating cash outflows of RMB715.5 million, RMB244.4 million, and RMB440.2 million (US$69.1 million) in 2019, 2020, and 2021, respectively. We expect to continue incurring net loss and net operating cash outflow in the near future as we continue to strategically incurred expenditures to build up and expand our content ecosystem to further enhance Zhihu’s content quality and content portfolio, promote community culture and user engagement, and solidify organic growth.
Our Innovations
The comprehensive, high-quality Zhihu content is continually enriched by our content creators with systematic support from our content operations, enabling us to maintain high user engagement and loyalty and further reinforcing Zhihu’s reputation as a trustworthy online content community. We believe that our success stems from our first-mover advantage and sustainable leadership position, our in-depth innovative technology that motivates the creation of content offering a sense of fulfillness and reinforcing community values and features, our pioneering content-centric monetization business model, as well as the applications of new technology that are tailored for our business model.
Since our inception, we have been committed to building a trusted online content community, and establishing our sustainable leadership position despite facing strong entry barriers leveraging our high-value and long-lasting content that offers a sense of fulfillness, together with our community culture of sincerity, expertise and respect. The users and content creators on our platform have formed a virtuous cycle of self-reinforcing, allowing us to gather the collective intelligence from tens of millions of users and content creators, forming the “collective intelligence” that provides a fulfilling Zhihu experience. We are also a pioneer in adopting a ground-breaking monetization model (such as content-commerce solutions and subscription-based paid membership program) in the online content community, according to CIC. In addition, we are the only Q&A-inspired online community in China to adopt topic ranking algorithms to assess the quality of content based on analysis of users’ credentials and community engagements, according to CIC.
Our Strengths
We believe that the following strengths contribute to our success and differentiate us from our peers.
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Iconic and most trustworthy online content community

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Ever-growing high-quality user-generated content

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Fast growing, diverse, and highly engaged user base

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Innovative and scalable content-centric monetization

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Superior technological capability and innovation

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Visionary management team supported by talented employees

Our Strategies
We are committed to reinforcing our unique position as an iconic and trustworthy online content community by pursing the following strategies.
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Enhance content offerings and empower content creators

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Attract and retain our users

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Cultivate our culture and brand

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Enhance and evolve our monetization capabilities

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Strengthen our technology capabilities

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Pursue strategic investments and acquisitions

Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk factors” in our 2021 Form 20-F, “Risk Factors” in Exhibit 99.1 to the Super 6-K, as well as other documents incorporated by reference in to the accompanying prospectus.
Risks Relating to Our Business and Industry
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Our business depends on our ability to offer high-quality user-generated content for our users.

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Our success depends on our ability to attract and maintain an engaged user base.

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If we fail to maintain and strengthen our community culture, brand, and reputation, our ability to expand our user base and enhance content-centric monetization could be impaired, and our business, financial condition, and results of operations could be materially and adversely affected.

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We have incurred net loss and negative operating cash flow in the past, which may continue in the future.

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We may not be able to manage our growth effectively, which may compromise the success of our business.

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We are subject to risks associated with financing activities and liquidity.

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If we fail to retain or attract merchants and brands, or to increase their spending with us, our business, financial condition, and results of operations may be materially and adversely affected.

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We cannot assure you that our new business initiatives and monetization strategies will be successfully implemented.

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We operate in a highly competitive market, and may not be able to compete effectively.

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If we fail to keep up with the technological developments, our business, financial condition, results of operations, and prospects may be materially and adversely affected.

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Our business is subject to complex and evolving laws and regulations regarding cybersecurity and data privacy.

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The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections. Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In addition, the proposed changes to the law would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs may be prohibited from over-the-counter trading or delisted. If the proposed provision is enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023.
Risks Relating to Our Corporate Structure
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We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs, with which we have maintained contractual arrangements, and their subsidiaries. Investors in our ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our consolidated VIEs and our company as a group.

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Our contractual arrangements may not be as effective in providing operational control as direct ownership and shareholders of our VIEs may fail to perform their obligations under our contractual arrangements.

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Our current corporate structure and business operations may be affected by the Foreign Investment Law.

Risks Relating to Doing Business in China
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Changes in China’s economic, political or social conditions, or government policies could materially and adversely affect our business and results of operations.

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The legal system in China embodies uncertainties which could limit the legal protections available to us or impose additional requirements and obligations on our business, and PRC laws, rules, and regulations can evolve quickly, which may materially and adversely affect our business, financial condition, and results of operations.

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The PRC government’s oversight over our business operations could result in a material adverse change in our operations and the value of our Class A ordinary shares and ADSs.

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If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions in this regard, our business, financial condition, and results of operations may be materially and adversely affected.

Risks Relating to Our Shares and ADSs
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The trading price of our ADSs has been and may be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to investors.

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Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

Risks Relating to the Global Offering and the Dual Listing
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An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.

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Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of our ADSs traded on the New York Stock may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

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The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.

Corporate History and Structure
In late 2010, our founder, Mr. Yuan Zhou, founded Zhihu. Between 2010 and 2012, Zhihu was a by-invitation-only, Q&A community. Zhihu opened up registration to the general public in 2013 and has since grown into one of the largest comprehensive online content communities in China. We started to offer online advertising in 2016, introduced paid content in 2018, started our paid Yan Selection membership program in the first half of 2019, and formally launched our content-commerce solutions in early 2020. We have continued to expand our content-centric monetization channels since 2020, including offering vocational training and e-commerce initiatives.
We established Zhihu Technology Limited under the laws of the Cayman Islands as our offshore holding company in May 2011, which later changed its name to Zhihu Inc. in October 2020.
In June 2011, we established Zhihu Technology (HK) Limited, a wholly-owned subsidiary of our Cayman Islands holding company, in Hong Kong as our intermediary holding company. In the same month, we established Zhizhe Tianxia in China. In January 2012, Zhihu Technology (HK) Limited established Zhizhe Sihai, a wholly-owned subsidiary in China. In January 2018, we established Beijing Zhihu Network Technology Co., Ltd., a wholly-owned subsidiary of Zhihu Technology (HK) Limited, in China.
In July 2018, we gained control over Zhizhe Tianxia through Zhizhe Sihai by entering into a series of contractual arrangements with Zhizhe Tianxia and its shareholders. We replaced such contractual arrangements with the contractual arrangements currently in effect in December 2021.
In September 2021, we gained control over Shanghai Pinzhi by entering into a series of contractual arrangements through Shanghai Zhishi with Shanghai Pinzhi and its shareholders. In November 2021, we gained control over Shanghai Biban and its subsidiaries by entering into a series of contractual arrangements through Shanghai Paya with Shanghai Biban and its shareholders.
On March 26, 2021, our ADSs commenced trading on the New York Stock Exchange under the symbol “ZH.” Concurrently with our initial public offering, we also entered into private placement transactions with certain investors. Net proceeds from our initial public offering, including the exercise of the underwriters’ option to purchase additional ADSs, and the concurrent private placements, after deducting the underwriting discounts and offering expenses, were approximately US$739.4 million.
The following diagram illustrates our corporate structure, including our principal subsidiaries and our VIEs.

Notes:
(1)
Yuan Zhou and Dahai Li each holds 99.31% and 0.69% of the equity interests in Zhizhe Tianxia, respectively.

(2)
Zhizhe Tianxia owns, through its wholly-owned subsidiaries, 55% equity interests in each of Shanghai Pinzhi Education Technology Co., Ltd., or Shanghai Pinzhi, and Shanghai Biban Network Technology Co., Ltd., or Shanghai Biban. Shanghai Pinzhi and its shareholders entered into a series of contractual arrangements with Shanghai Zhishi Commercial Consulting Co., Ltd., our subsidiary in China, and Shanghai Biban and its shareholders entered into a series of contractual arrangements with Shanghai Paya Information Technology co., Ltd, or Shanghai Paya, our subsidiary in China.

Recent Developments
On March 30, 2022, our board of directors adopted a 2022 share incentive plan to promote the success and enhance the value of our company by linking the personal interests of the directors, employees, and consultants to our shareholders, which will become effective upon the Hong Kong Listing. The maximum aggregate number of Class A ordinary shares which may be issued pursuant to all awards under the plan is be the sum of (i) a maximum of 13,042,731 Class A ordinary shares which may be issued pursuant to awards in the form of options, and (ii) the sum of (A) 26,085,463 Class A ordinary shares and (B) such number of Class A ordinary shares equivalent to the unused portion of the number of shares of our 2012 Share Incentive Plan of the Company at its expiration, which may be issued pursuant to awards in the form of restricted share units.
Our board of directors has also appointed Mr. Derek Chen to serve as an independent director, effective on or about April 11, 2022. Upon the Hong Kong Listing, our audit committee of the board of directors will consist of Mr. Hanhui Sam Sun (chairperson), Ms. Hope Ni, and Mr. Derek Chen, our compensation committee of the board of directors will consist of Mr. Hanhui Sam Sun (chairperson), Ms. Hope Ni, and Mr. Yuan Zhou, and our nominating and corporate governance committee of the board of directors will consist of Ms. Hope Ni (chairperson), Mr. Hanhui Sam Sun, and Mr. Derek Chen.
Our Holding Company Structure and Contractual Arrangements with Our VIEs and Their Shareholders
Zhihu Inc. is a Cayman Islands holding company with no equity ownership in its VIEs and their subsidiaries and not a Chinese operating company. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs, with which we have maintained contractual arrangements, and their subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunication services and certain other businesses. Accordingly, we operate these businesses in China through our VIEs and their subsidiaries, and rely on contractual arrangements among our PRC subsidiaries, our VIEs, and their nominee shareholders to control the business operations of our VIEs. Revenues contributed by our VIEs accounted for 15.3%, 27.4%, and 25.9% of our total revenues in 2019, 2020, and 2021, respectively. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “Zhihu” refers to Zhihu Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, our VIEs in China, including but not limited to Beijing Zhizhe Tianxia Technology Co., Ltd., or Zhizhe Tianxia, Shanghai Pinzhi Education Technology Co., Ltd., or Shanghai Pinzhi, and Shanghai Biban Network Technology Co., Ltd., or Shanghai Biban. Investors in our Class A ordinary shares and ADSs are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.
A series of contractual agreements, including exclusive business cooperation agreement or exclusive technology development, consultancy and services agreements, shareholders’ rights entrustment agreement or powers of attorney, share pledge agreements, and exclusive option agreements, have been entered into by and among our PRC subsidiaries, our VIEs, and their respective shareholders. There is no material difference between the effect of each set of contractual arrangements. As a result of the contractual arrangements, we have effective control over and are considered the primary beneficiary of our VIEs, and we have consolidated the financial results of these companies in our consolidated financial statements. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with Our VIEs and Their Shareholders” in our 2021 Form 20-F.
However, the contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs and their subsidiaries and we may incur substantial costs to enforce the terms of the arrangements. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — Our contractual arrangements may not be as effective in providing operational control as direct ownership and shareholders of our VIEs may fail to perform their obligations under our contractual arrangements” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — The equity holders, directors, and executive officers of our VIEs, as well as our employees who execute other strategic initiatives may have potential conflicts of interest with our company” in our 2021 Form 20-F.
There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with our VIEs and their nominee shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or, if adopted, what they would provide. If we or any of our VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required licenses, permits, registrations, or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — Our current corporate structure and business operations may be affected by the Foreign Investment Law” in our 2021 Form 20-F.
Our corporate structure is subject to risks associated with our contractual arrangements with our VIEs. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and VIEs and their subsidiaries, and investors of our company face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a whole. For a detailed description of the risks associated with our corporate structure, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our 2021 Form 20-F.
We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the Public Company Accounting Oversight Board, or the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2021 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information  — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s oversight over our business operations could result in a material adverse change in our operations and the value of our ADSs” in our 2021 Form 20-F.
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The legal system in China embodies uncertainties which could limit the legal protections available to us or impose additional requirements and obligations on our business, and PRC laws, rules, and regulations can evolve quickly, which may materially and adversely affect our business, financial condition, and results of operation” in our 2021 Form 20-F.
Our Dual Class Voting Structure and Controlling Shareholders
Under our dual class voting structure, our share capital comprises Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share entitles the holder to exercise one vote, and each Class B ordinary share entitles the holder to exercise ten votes, respectively, on any resolution subject to vote at our general meetings, except for resolutions with respect to a limited number of reserved matters, in relation to which each ordinary share is entitled to one vote. Immediately upon the completion of the Global Offering, Mr. Yuan Zhou, our founder, chairman of the board, and chief executive officer, will beneficially own an aggregate of 19,227,592 Class B ordinary shares and 17,626,986 Class A ordinary shares, representing (i) approximately 43.9% of the voting rights in our company with respect to shareholder resolutions relating to matters other than the reserved matters; and (ii) approximately 11.6% with respect to shareholder resolutions relating to the reserved matters. Mr. Zhou and the holding vehicle entities through which he holds his interest in our company are the controlling shareholders of our company after the Hong Kong Listing. See “Principal and Selling Shareholders” in this prospectus supplement and “Item 6. Directors, Senior Management and Employees — E. Share Ownership” in our 2021 Form 20-F.
You are advised to be aware of the potential risks of investing in companies with a dual class voting structure, in particular that the interests of the beneficiary of such structure may not necessarily always be aligned with those of our shareholders as a whole, and that such beneficiaries will be in a position to exert significant influence over the affairs of our company and the outcome of shareholders’ resolutions. For further information about the risks associated with the dual class voting structure adopted by the Company, please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our 2021 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.
As we are seeking a dual primary listing in the Hong Kong Exchange as an issuer with a dual class voting structure, we are subject to certain shareholder protection measures and governance safeguards under the Hong Kong Listing Rules. Our memorandum and articles of association do not currently comply with some of the said Hong Kong Listing Rules requirements, and we undertake to put forth resolutions to amend our memorandum and articles of association to comply with these requirements at an extraordinary general meeting to be convened within six months following the Hong Kong Listing. Furthermore, we undertake to fully comply with the said requirements before our memorandum and articles of association are formally amended such that immediately upon the Hong Kong Listing, we will be subject to, and will fully comply with, such requirements as if they have already been incorporated into our existing memorandum and articles of association upon the Hong Kong Listing.
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the New York Stock Exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the New York Stock Exchange corporate governance standards.
Public Offering and Listing in Hong Kong
The selling shareholders are offering 26,000,000 Class A ordinary shares, par value US$0.000125 per share, as part of a Global Offering, consisting of an international offering of 23,400,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 2,600,000 Class A ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.
We have applied to list our Class A ordinary shares on the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules under the stock code “2390.”
Fungibility and Exchanges Between ADSs and Class A Ordinary Shares
All Class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these Class A ordinary shares into ADSs, and vice versa. See “Conversion Between Class A Ordinary Shares and ADSs.”
In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between the New York Stock Exchange and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.
It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter.
Corporate Information
Our principal executive offices are located at A5 Xueyuan Road, Haidian District, Beijing 100083, People’s Republic of China. Our telephone number at this address is +86 (10) 8271-6605. Our registered office in the Cayman Islands is located at offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.zhihu.com. The information contained on our website is not a part of this prospectus supplement. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
Recent Regulatory Developments
In recent years, various laws and regulations and draft measures were issued or promulgated to regulate, among other things, internet and media, education, healthcare, and real estate sectors. These laws and regulations are newly enacted, and their implementations and interpretations are subject to uncertainties. The timetable and the legislation or promulgation process of such draft measures remain unclear. As such, there remains substantial uncertainties as to whether and how these recent regulatory developments, to the extent relevant to our business and operations, will affect our business operations. See “Item 4. Information on the Company — B. Business Overview — Regulations” in our 2021 Form 20-F and “Recent Regulation Developments” in Exhibit 99.1 to the Super 6-K.
Regulatory Developments on Cybersecurity and Data Privacy
On December 28, 2021, the Cyberspace Administration of China, or the CAC, and several other PRC governmental authorities jointly issued the Cybersecurity Review Measures, which took effect on February 15, 2022. On November 14, 2021, the CAC published a draft of the Administrative Regulations for Internet Data Security, or the Draft Data Security Regulations, for public comments. For more details, see “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations Relating to Information Security” in our 2021 Form 20-F.
Our directors and Han Kun Law Offices, our PRC legal counsel, are of the view that the Cybersecurity Review Measures and the Draft Data Security Regulations, if implemented in their current forms, will not have any material adverse effect on our business operations or the proposed Hong Kong Listing on the basis that (i) we have implemented comprehensive measures to ensure user privacy and data security and to comply with applicable cybersecurity and data privacy laws and regulations as disclosed in “Business — User Privacy and Data Security” in Exhibit 99.1 to the Super 6-K (ii) as of the date of this prospectus supplement, we had not been subject to any material investigation, inquiry, or sanction in relation to cybersecurity or data privacy or any cybersecurity review from the CAC, the CSRC, or any other relevant government authority, (iii) from 2019 to the date of this prospectus supplement, we had not been subject to any material fines or other material penalties due to non-compliance with cybersecurity or data privacy laws or regulations, (iv) as advised by our PRC legal counsel, we had not been involved in any activities that might give rise to national security risks based on the factors set out in Article 10 of the Cybersecurity Review Measures from 2019 to the date of this prospectus supplement, (v) as advised by our PRC legal counsel and subject to any further official guidance and implementation rules relating to the Cybersecurity Review Measures, Article 7 of the Cybersecurity Review Measures requires a cybersecurity review for internet platform operators possessing personal information of over one million users and pursuing a foreign listing (国外上市), and (vi) we will closely monitor and assess further regulatory developments regarding cybersecurity and data privacy laws, including the development on cybersecurity review, and comply with the latest regulatory requirements. While the scope of critical information infrastructure operators and the scope of network products or services or data processing activities that affect or may affect national security remain unclear and are subject to interpretation by relevant government authorities and we cannot preclude the possibilities that new regulations or rules in the future may impose additional compliance requirements on us, we have been closely monitoring the applicable regulatory updates and the aforementioned view of us and our PRC legal counsel that we had not been involved in any activities that might give rise to national security risks based on the factors set out in Article 10 of the Cybersecurity Review Measures is on the basis that, from 2019 to the date of this prospectus supplement, (i) we had implemented comprehensive data collection, retention, and safeguard procedures, (ii) we had not experienced any data breach or violation of data protection and privacy laws and regulations that has a material adverse effect on our business operations, (iii) we had not been subject to any material investigation, inquiry, or sanction relating to cybersecurity or data privacy or any cybersecurity review from the CAC, the CSRC, or any other relevant government authority, (iv) we had not been notified by any authorities of being classified as a critical information infrastructure operator, and (v) we would continue to be controlled by Mr. Zhou, instead of any foreign government, upon the completion of the proposed Hong Kong Listing.

Regulatory Developments on Overseas Listing
On December 24, 2021, the CSRC released the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Provisions, and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for comments), or the Draft Filing Measures, for public comments until January 23, 2022. As the Draft Overseas Listing Provisions and the Draft Filing Measures are yet to be released as of the date of this prospectus supplement, our PRC legal counsel is of the view that our company is not currently subject to any filing procedures with or approval by the CSRC. Our directors and PRC legal counsel are of the view that assuming the Draft Overseas Listing Provisions and the Draft Filing Measures are adopted in their current forms, as long as we comply with all relevant legal requirements, take all necessary steps, and submit all relevant materials in accordance with the Draft Overseas Listing Provisions and the Draft Filing Measures, there is not any material legal impediment in obtaining the approval from and completing the filing procedure with the CSRC for the Global Offering. This view is on the basis that, although the implementation of the Draft Overseas Listing Provisions and the Draft Filing Measures, if adopted in their current forms, will be subject to the discretion and interpretation of the CSRC, we and our PRC legal counsel are not aware of any of the circumstances stipulated in Article 7 of the Draft Overseas Listing Provisions prohibiting a domestic company from conducting an overseas listing (境外上市) that are applicable to us. In addition, our directors and PRC legal counsel are of the view that we will be able to comply with all the relevant legal requirements, take all necessary steps, and submit all relevant materials in accordance with the Draft Overseas Listing Provisions and the Draft Filing Measures.
Regulatory Developments on Algorithm-Based Recommendation
The PRC government authorities have taken steps to limit the method and manner that the internet companies may apply when using the algorithms. For instance, the CAC, together with eight other government authorities, jointly issued the Guidelines on Strengthening the Comprehensive Regulation of Algorithms for Internet Information Services on September 17, 2021, which stipulates that daily monitoring of data use, application scenarios, and effects of algorithms must be carried out by the relevant regulators, and relevant regulators should conduct security assessments of algorithms. In addition, on December 31, 2021, the CAC, the MIIT, the Ministry of Public Security, and the SAMR promulgated the Administrative Provisions on Internet Information Service Algorithm-Based Recommendation, which took effect on March 1, 2022 and stipulates that algorithm-based recommendation service providers should inform users of their provision of algorithm-based recommendation services in a conspicuous manner, and publicize the basic principles, purpose or intention, and main operating mechanisms of algorithm-based recommendation services in an appropriate manner. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations Relating to Internet Privacy” in our 2021 Form 20-F for details.
Our current approach in content operations were in compliance in material respects with the algorithm-based recommendation rules as of the date of this prospectus supplement. We will continue to take necessary measures, and do not foresee any material impediments, in meeting the relevant compliance requirements set forth in Administrative Provisions on Internet Information Service Algorithm-Based Recommendation and other relevant rules. We will closely monitor the regulatory development and adjust our business operations from time to time to comply with the regulations over algorithm-based recommendation. On the foregoing basis, our directors and PRC legal counsel are of the view that the regulations on algorithm-based recommendation, including those recent regulatory updates, will not have a material adverse effect on our business, financial condition, and results of operations. Based on the foregoing and having discussed with the management of the Company and the PRC legal counsel on the aforementioned recent regulatory developments, nothing has come to the attention of the Joint Sponsors that would cause them to disagree with the views of the directors and PRC legal counsel.
Regulatory Developments on Anti-Monopoly
On October 23, 2021, the Standing Committee of the National People’s Congress issued a draft amendment of the Anti-Monopoly Law for public comments until November 21, 2021, which stipulates,

among other things, that business operators should not abuse data, algorithms, technology, capital advantages, and platform rules to exclude or limit competition. The draft also requires relevant government authorities to strengthen the examination of concentration of undertakings in areas such as finance, media, science, and technology, and enhances penalties for violation of the regulations regarding concentration of undertakings. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations Relating to Unfair Competition and Anti-Monopoly” in our 2021 Form 20-F for details.
From 2019 to the date of this prospectus supplement, we had not resorted to any monopolistic behavior in our business operations, and had not entered into any monopolistic agreement. In addition, we had not been subject to any penalties, regulatory actions, or investigations in connection with anti-monopoly activities. On the foregoing basis, our directors and PRC legal counsel are of the view that the regulations on anti-monopoly, including those recent regulatory updates, will not have a material adverse effect on our business, financial condition, and results of operations. Based on the foregoing and having discussed with the management of the Company and the PRC legal counsel on the aforementioned recent regulatory developments, nothing has come to the attention of the Joint Sponsors that would cause them to disagree with the views of the directors and PRC legal counsel.
Regulations on Advertising Content of Specific Industries
The advertising-related laws and regulations require, among other things, the advertisers to obtain approvals from authorities responsible for advertisement review prior to publishing advertisements relating to areas including, but not limited to, medical care, pharmaceuticals, medical instruments, agrochemicals, veterinary pharmaceuticals, and health food, and specify content that is prohibited from being contained in advertisements of the aforementioned categories. For content on our platforms that constitutes advertisements falling in these categories, we have established and maintained a reviewing team and implemented strict policies to comply with the regulatory requirements, including setting forth detailed reviewing protocols for each relevant industry, requiring counterparties to submit duly-obtained approvals of advertisement review authorities and to covenant on the authenticity of such approval, verifying the authenticity of such approval through the website of the advertisement reviewing authorities, and confining the advertising content strictly to the extent approved. Where such content violates relevant laws and regulations, we take immediate measures to remove them. From 2019 to 2021, we had not been subject to any regulatory penalties for failing to comply with laws and regulations governing advertisement content of the aforesaid industries and intend to closely monitor and follow regulatory developments regarding advertisements in our daily operation on a continuing basis.
Advertising Regulatory Compliance
The advertising-related laws and regulations require, among other things, the advertisers to obtain approvals from authorities responsible for advertisement review prior to publishing advertisements relating to areas including, but not limited to, medical care, pharmaceuticals, medical instruments, agrochemicals, veterinary pharmaceuticals, and health food, and specify content that is prohibited from being contained in advertisements of the aforementioned categories. For content on our platform that constitutes advertisements falling in these categories, we have established and maintained a reviewing team and implemented strict policies to comply with the regulatory requirements, including setting forth detailed reviewing protocols for each relevant industry, requiring counterparties to submit duly-obtained approvals of advertisement review authorities and to covenant on the authenticity of such approval, verifying the authenticity of such approval through the website of the advertisement reviewing authorities, and confining the advertising content strictly to the extent approved. Where such content violates relevant laws and regulations, we take immediate measures to remove them. From 2019 to 2021, we had been compliant with laws and regulations governing advertisement content of the aforesaid industries and the content on our platform that constitutes advertisements did not concentrate on the aforesaid industries. We will closely monitor and follow regulatory developments regarding advertisements in our daily operation on a continuing basis.

The Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC should prohibit our shares or ADSs from being traded on a national securities exchange. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB, which may impact our ability to remain listed on a United States or other foreign exchange. The related risks and uncertainties could cause the value of our ADSs to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — Our ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or as early as 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries and VIEs in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our PRC subsidiaries and VIEs and their subsidiaries have obtained the requisite licenses, permits, and registrations from the PRC government authorities that are material for their business operations in China, including, among others, Value-Added Telecommunication Business Operation Licenses, or ICP Licenses, Internet Cultural Business Licenses, or ICB Licenses, Radio and Television Program Production and Operation Licenses, an Internet Medicine Information Services Qualification, and Publication Operation Licenses. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions in this regard, our business, financial condition, and results of operations may be materially and adversely affected” in our 2021 Form 20-F.
Furthermore, in connection with our issuance of securities to foreign investors, under current PRC laws, regulations, and rules, as of the date of this prospectus supplement, we, our PRC subsidiaries and our VIEs, (i) are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or denied such permissions by any PRC authority.
However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas by and/or foreign investment in China-based issuers. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s oversight over our business operations could result in a material adverse change in our operations and the value of our ADSs” in our 2021 Form 20-F.
Cash and Asset Flows Through Our Organization
Zhihu Inc. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and VIEs in China. As a result, although other means are available for us to obtain financing at the holding company level, Zhihu Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by our VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Zhihu Inc. In addition,

, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Item 5. Operating and Financial Review and Prospects — Liquidity and Capital Resources — Holding Company Structure” of our 2021 Form 20-F.
Our VIEs may transfer cash to the relevant WFOE by paying service fees according to the exclusive business cooperation agreement or exclusive technology development, consultancy and services agreements. In 2019, 2020, and 2021, the total amount of such service fees that VIEs paid to the relevant WFOE under the relevant agreements was RMB215.2 million, RMB159.7 million and RMB45.6 million, respectively.
Under PRC laws and regulations, our PRC subsidiaries and VIEs and their subsidiaries are subject to certain restrictions with respect to payment of dividends or otherwise transfers of any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange, or SAFE. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of our VIEs in which we have no legal ownership. As of December 31, 2019, 2020, and 2021, the total amount of such restriction to which our PRC subsidiaries and VIEs and their subsidiaries are subject was RMB143.5 million, RMB754.4 million, and RMB3.6 billion (US$560.7 million), respectively. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — Risk Factors — Risks Relating to Doing Business in China — We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could materially and adversely affect our ability to conduct our business or financial condition” of our 2021 Form 20-F.
Under PRC laws, Zhihu Inc. may fund our PRC subsidiaries only through capital contributions or loans, and fund our VIEs or their subsidiaries only through loans, subject to satisfaction of applicable government registration and approval requirements. As of December 31, 2019, 2020, and 2021, the aggregate amount of capital contribution by Zhihu Inc. to our intermediate holding companies and subsidiaries was RMB4.5 billion, RMB5.9 billion, and RMB10.5 billion (US$1.7 billion), respectively, and the outstanding balance of the principal amount of loans by Zhihu Inc. to our VIEs and their subsidiaries was RMB45.7 million, RMB45.7 million, and RMB51.7 million (US$8.1 million), respectively.
In 2019, 2020, and 2021, no assets other than cash were transferred through our organization.
Zhihu Inc. has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividend Policy” for details. For PRC and United States federal income tax considerations of an investment in our ADSs, see “Taxation.”

THE GLOBAL OFFERING
Public Offering Price
HK$      , or US$      , per Class A ordinary share.
The Global Offering
The selling shareholders are offering 26,000,000 Class A ordinary shares in the Global Offering, consisting of an international offering of 23,400,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 2,600,000 Class A ordinary shares. The allocation of Class A ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation. For more information, see “Underwriting.”
Selling Shareholders
Innovation Works Development Fund, L.P., Innovation Works Holdings Limited, Qiming Venture Partners III, L.P., Qiming Managing Directors Fund III, L.P., Qiming Venture Partners III Annex Fund, L.P., SAIF IV Mobile Apps (BVI) Limited, and CTG Evergreen Investment XX Limited
Option to Purchase Additional Class A Ordinary Shares
The Innovation Works Entities have granted the international underwriters an option, exercisable by the Joint Global Coordinators on behalf of the international underwriters, to purchase up to an additional 3,900,000 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Credit Suisse (Hong Kong) Limited is expected to enter into a borrowing arrangement with the Innovation Works Entities to facilitate the settlement of over-allocations
Ordinary Shares Outstanding Immediately After the Global Offering
316,744,432 ordinary shares, consisting of 297,516,840 Class A ordinary shares and 19,227,592 Class B ordinary shares, excluding 9,323,863 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans.
Use of Proceeds
We will not receive any of the net proceeds from the Global Offering. The selling shareholders will receive all the net proceeds of the Global Offering.
Lock-up
We have agreed with the underwriters not to, directly or indirectly, offer, sell, issue, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise dispose of, directly or indirectly, any ordinary shares, ADSs, or any securities convertible into or exchangeable or exercisable for ordinary shares or ADSs for a period commencing on the date on which the public offering price is to be fixed and ending on, and including, the date which is six months after that date. In addition, the selling shareholders have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, Class A ordinary shares, or similar securities for a period commencing on the Listing Date and ending on the date which is 120 days from the Listing Date, subject to certain exceptions. See “Shares Eligible for Future Sales” and “Underwriting” for more information.
Risk Factors
You should carefully read “Risk Factors” beginning on page S−25 and the other information included in this prospectus supplement, the accompanying prospectus, and other documents incorporated by reference herein and therein, including our 2021 Form 20-F and the Super 6-K, for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.
Proposed Hong Kong Stock Exchange Code for the Class A Ordinary Shares
We have applied to list our ordinary shares on the Hong Kong Stock Exchange under the stock code “2390.”
Payment and Settlement
The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around          , 2022.

RISK FACTORS
An investment in our Class A ordinary shares involves risks. You should carefully consider the risks described below together with the risks described in our 2021 Form 20-F, Exhibit 99.1 to the Super 6-K, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our Class A ordinary shares could decline, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
Risks Relating to the Global Offering and the Dual Listing
An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.
Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the New York Stock Exchange might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected.
In 2014, the Hong Kong, Shanghai, and Shenzhen stock exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and PRC investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai, and Shenzhen markets. Stock Connect allows PRC investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, PRC investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen stock exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of WVR companies to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary or dual-primary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class A ordinary shares of our Company, a WVR company with a dual-primary listing in Hong Kong upon the Hong Kong Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class A ordinary shares for trading through Stock Connect will affect PRC investors’ ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.
Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of our ADSs traded on the New York Stock may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.
The pricing of the Offer Shares will be determined on the Price Determination Date. However, our Class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our Class A ordinary shares during that period. Accordingly, holders of our Class A ordinary shares are subject to the risk that the trading price of our Class A ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on the New York Stock Exchange and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
The New York Stock Exchange and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of the Class A ordinary shares. Because of the different characteristics of the U.S. and Hong Kong equity markets, the historic market prices of the ADSs may not be indicative of the performance of our securities (including the Class A ordinary shares) after the Global Offering.
Exchange between our Class A ordinary shares and ADSs may adversely affect the liquidity or trading price of each other.
Our ADSs are currently traded on the New York Stock Exchange. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary in exchange for the issuance of the ADSs. Any holder of ADSs may also withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and the ADSs on the New York Stock Exchange may be adversely affected.
The time required for the exchange between our Class A ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.
There is no direct trading or settlement between the New York Stock Exchange and the Hong Kong Stock Exchange on which our ADSs and our Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of Class A ordinary shares in exchange for the ADSs or the withdrawal of Class A ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any exchange for Class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.
Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who exchange Class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.
We may be subject to securities litigation, which is expensive and could divert management attention.
Companies that have experienced volatility in the volume and market price of their shares have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.
As the public offering price is substantially higher than our net tangible book value per ordinary share, you will incur immediate and substantial dilution.
If you purchase our Class A ordinary shares in the Global Offering, you will pay more for your Class A ordinary shares than the amount paid by existing holders for their Class A ordinary shares or ADSs on a per ordinary share basis. As a result, you will experience immediate and substantial dilution after giving effect to the Global Offering. In addition, you will experience further dilution to the extent that our ordinary shares are issued upon the exercise of share options or vesting of restricted share units. All of the ordinary shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per ordinary share basis that is less than the public offering price per Class A ordinary share in the Global Offering.

CERTAIN FINANCIAL DATA
Set forth below are certain selected consolidated statements of operations data and selected cash flow data for the years ended December 31, 2019, 2020 and 2021 and certain selected consolidated balance sheet data as of December 31, 2020 and 2021. The selected consolidated statements of operations data and selected consolidated statements of cash flow data for the years ended December 31, 2019, 2020, and 2021 and the selected consolidated balance sheet data as of December 31, 2019, 2020, and 2021 have been derived from our audited consolidated financial statements, which are included in our 2021 Form 20-F and are incorporated into the accompanying prospectus by reference. Our audited consolidated financial statements are prepared in accordance with U.S. GAAP.
The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2021 and as of December 31, 2020 and 2021 and related notes, “Item 5. Operating and Financial Review and Prospects” in our 2021 Form 20-F, and “Financial Information” in Exhibit 99.1 to the Super 6-K. Our historical results do not necessarily indicate results expected for any future periods.
The following table sets forth our selected consolidated statements of operations data for the years indicated.
	For the Year Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Selected Consolidated Statements of Operations Data:
Revenue	670,511	1,352,196	2,959,324	464,382
Cost of revenue	(358,241)	(594,399)	(1,405,423)	(220,542)
Gross profit	312,270	757,797	1,553,901	243,840
Selling and marketing expenses	(766,465)	(734,753)	(1,634,733)	(256,525)
Research and development expenses	(351,012)	(329,763)	(619,585)	(97,226)
General and administrative expenses	(253,268)	(296,162)	(690,292)	(108,322)
Total operating expenses	(1,370,745)	(1,360,678)	(2,944,610)	(462,073)
Loss from operations	(1,058,475)	(602,881)	(1,390,709)	(218,233)
Investment income	25,035	56,087	59,177	9,286
Interest income	28,669	24,751	31,305	4,912
Fair value change of financial instrument	7,132	(68,818)	27,846	4,370
Exchange (losses)/gains	(9,216)	62,663	(16,665)	(2,615)
Others, net	2,675	11,728	(4,391)	(689)
Loss before income tax	(1,004,180)	(516,470)	(1,293,437)	(202,969)
Income tax expense	(40)	(1,080)	(5,443)	(854)
Net loss	(1,004,220)	(517,550)	(1,298,880)	(203,823)
Net loss per share
Basic	(22.99)	(18.36)	(6.12)	(0.96)
Diluted	(22.99)	(18.36)	(6.12)	(0.96)
Weighted average shares used in net loss per share
Basic	62,249,946	65,279,970	240,174,108	240,174,108
Diluted	62,249,946	65,279,970	240,174,108	240,174,108
Non-GAAP financial measure:
Adjusted net loss(1)	(824,530)	(337,460)	(750,415)	(117,757)

Note:
(1)
We define adjusted net loss (non-GAAP financial measure) as net loss adjusted for the impact of share-based compensation expenses. The use of the non-GAAP financial measure has limitations as an analytical tool, and you should not consider it isolation from, or as substitutes for analysis of, our results of operations as reported under the U.S. GAAP. See “— Non-GAAP Financial Measure.”

The following table sets forth our selected consolidated balance sheet data as of the dates indicated.
	As of December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	900,350	957,820	2,157,161	338,506
Term deposits	1,151,073	1,092,921	2,815,509	441,815
Short-term investments	1,492,180	1,046,000	2,239,596	351,441
Total current assets	3,901,952	3,720,166	8,334,165	1,307,813
Term deposits	—	—	159,393	25,012
Intangible assets, net	34,935	23,478	68,308	10,719
Total non-current assets	82,354	41,275	471,000	73,909
Total assets	3,984,306	3,761,441	8,805,165	1,381,722
Accounts payable and accrued liabilities	287,041	501,848	1,026,534	161,086
Salary and welfare payables	206,840	231,847	313,676	49,223
Contract liabilities	107,128	159,995	239,757	37,623
Total current liabilities	763,040	1,014,568	1,897,714	297,793
Net current assets	3,138,912	2,705,598	6,436,451	1,010,020
Total non-current liabilities	2,893	—	169,302	26,567
Total liabilities	765,933	1,014,568	2,067,016	324,360
Net assets	3,218,373	2,746,873	6,738,149	1,057,362
Total mezzanine equity	7,210,614	7,891,348	—	—
Total shareholders’ (deficit)/equity	(3,992,241)	(5,144,475)	6,738,149	1,057,362
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	3,984,306	3,761,441	8,805,165	1,381,722
The following table sets forth our selected consolidated statements of cash flow data for the years indicated.
	For the Year Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Selected Consolidated Statements of Cash Flow Data:
Net cash used in operating activities	(715,522)	(244,421)	(440,234)	(69,084)
Net cash (used in)/generated from investing activities	(2,102,488)	430,113	(3,136,503)	(492,185)
Net cash generated from financing activities	2,997,575	9,286	4,876,247	765,190
Effect of exchange rate changes on cash and cash equivalents	7,491	(137,508)	(100,169)	(15,718)
Net increase in cash and cash equivalents	187,056	57,470	1,199,341	188,203
Cash and cash equivalents at the beginning of the year	713,294	900,350	957,820	150,303
Cash and cash equivalents at the end of the year	900,350	957,820	2,157,161	338,506

Non-GAAP Financial Measure
In evaluating our business, we consider and use adjusted net loss, a non-GAAP financial measure, to supplement the review and assessment of our operating performance. We define adjusted net loss (non-GAAP financial measure) as net loss adjusted for the impact of share-based compensation expenses of the non-GAAP adjustments, which are non-cash expenses. Share-based compensation is an important element in our compensation structure to retain and incentivize talented, high-performing employees. We believe that the non-GAAP financial measure facilitates comparisons of operating performance from period to period and company to company by adjusting for potential impacts of items. We believe that adjusted net loss provides useful information to investors and others in understanding and evaluating our consolidated results of operations in the same manner as it helps our management. Our presentation of adjusted net loss may not be comparable to similarly titled measures presented by other companies. The use of the non-GAAP financial measure has limitations as an analytical tool, and you should not consider it isolation from, or as substitutes for analysis of, our results of operations as reported under the U.S. GAAP.
The following table sets forth the reconciliation of adjusted net loss (non-GAAP financial measure) for the periods indicated to net loss, the nearest measure prepared in accordance with the U.S. GAAP.
	For the Year Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Net loss	(1,004,220)	(517,550)	(1,298,880)	(203,823)
Add:
Share-based compensation expenses(1)	179,690	180,090	548,465	86,066
Non-GAAP financial measure: Adjusted net loss	(824,530)	(337,460)	(750,415)	(117,757)

Note:
(1)
Intercompany sales of goods and services were eliminated at the consolidation level. The share-based compensation expenses include both the share-based compensation expenses under our 2012 share incentive plan and the share-based compensation expenses recognized based on the equity interests granted to the founders of the entities we acquired for their future services in these entities.

Financial Information Relating to Our VIEs
The following tables present the condensed consolidating schedules for our consolidated variable interest entities and other entities for the years and as of the dates indicated.

Selected Condensed Consolidated Statements of Operations and Comprehensive Loss Data
	For the Year Ended December 31, 2021
	Parent Company	Other Subsidiaries	WFOEs as Primary Beneficiaries	VIEs and Their Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Inter-company revenues(1)(4)	—	85,835	1,817,488	196	(1,903,519)	—
Third-party revenues	—	2,187,253	6,039	766,032	—	2,959,324
Inter-company cost(1)(4)	—	(1,487,138)	(85,844)	(330,486)	1,903,468	—
Third-party cost	—	(444,113)	(587,920)	(373,390)	—	(1,405,423)
Gross profit	—	341,837	1,149,763	62,352	(51)	1,553,901
Others, net	—	11,770	(13,075)	(3,137)	51	(4,391)
Share of loss of subsidiaries and VIEs and VIEs’ subsidiaries(2)	(1,268,461)	(1,308,592)	(22,746)	—	2,599,799	—
Loss before income tax	(1,298,880)	(1,267,933)	(1,308,592)	(17,831)	2,599,799	(1,293,437)
Income tax expense	—	(2,008)	—	(3,435)	—	(5,443)
Net loss	(1,298,880)	(1,269,941)	(1,308,592)	(21,266)	2,599,799	(1,298,880)
Foreign currency translation adjustments	(143,190)	(65,566)	—	—	65,566	(143,190)
Accretions of convertible redeemable preferred shares to redemption value	(170,585)	—	—	—	—	(170,585)
Comprehensive loss attributable to Zhihu Inc.’s shareholders	(1,612,655)	(1,335,507)	(1,308,592)	(21,266)	2,665,365	(1,612,655)
	For the Year Ended December 31, 2020
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Inter-company revenues(1)(4)	—	30,547	991,771	1,113	(1,023,431)	—
Third-party revenues	—	982,821	442	368,933	—	1,352,196
Inter-company cost(1)(4)	—	(804,374)	(31,064)	(187,993)	1,023,431	—
Third-party cost	—	(101,203)	(315,598)	(177,598)	—	(594,399)
Gross profit	—	107,791	645,551	4,455	—	757,797
Share of loss of subsidiaries and VIE and VIE’s subsidiaries(2)	(507,712)	(524,073)	(13,422)	—	1,045,207	—
Loss before income tax	(517,550)	(513,520)	(524,073)	(6,534)	1,045,207	(516,470)
Income tax expense	—	(31)	—	(1,049)	—	(1,080)
Net loss	(517,550)	(513,551)	(524,073)	(7,583)	1,045,207	(517,550)
Foreign currency translation adjustments	(143,326)	(98,859)	—	—	98,859	(143,326)
Accretions of convertible redeemable preferred shares to redemption value	(680,734)	—	—	—	—	(680,734)
Comprehensive loss attributable to Zhihu Inc.’s shareholders	(1,341,610)	(612,410)	(524,073)	(7,583)	1,144,066	(1,341,610)

	For the Year Ended December 31, 2019
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Inter-company revenues(1)(4)	—	26,744	395,960	438	(423,142)	—
Third-party revenues	—	567,074	1,280	102,157	—	670,511
Inter-company cost(1)(4)	—	(364,471)	(26,743)	(31,928)	423,142	—
Third-party cost	—	(59,696)	(226,422)	(72,123)	—	(358,241)
Gross profit	—	169,651	144,075	(1,456)	—	312,270
Share of loss of subsidiaries and VIE and VIE’s subsidiaries(2)	(1,000,119)	(1,010,630)	(15,943)	—	2,026,692	—
Loss before income tax	(1,004,220)	(1,004,310)	(1,010,630)	(11,712)	2,026,692	(1,004,180)
Income tax expense	—	(40)	—	—	—	(40)
Net loss	(1,004,220)	(1,004,350)	(1,010,630)	(11,712)	2,026,692	(1,004,220)
Foreign currency translation adjustments	(4,021)	(14,494)	—	—	14,494	(4,021)
Accretions of convertible redeemable preferred shares to redemption value	(426,781)	—	—	—	—	(426,781)
Comprehensive loss attributable to Zhihu Inc.’s shareholders	(1,435,022)	(1,018,844)	(1,010,630)	(11,712)	2,041,186	(1,435,022)

Selected Condensed Consolidated Balance Sheet Data
	As of December 31, 2021
	Parent Company	Other Subsidiaries	WFOEs as Primary Beneficiaries	VIEs and Their Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Cash and cash equivalents	94,427	478,265	1,525,156	59,313	—	2,157,161
Term deposits	—	2,815,509	—	—	—	2,815,509
Short-term investments	—	941,909	863,182	434,505	—	2,239,596
Trade receivable, net	—	771,225	2,121	58,282	—	831,628
Amounts due from related parties	—	5,818	4,407	7,971	—	18,196
Amounts due from Group companies(3)(4)	12,711	62,646	1,553,054	7,742	(1,636,153)	—
Prepayments and other current assets	42,232	33,149	145,941	50,753	—	272,075
Total current assets	149,370	5,108,521	4,093,861	618,566	(1,636,153)	8,334,165
Property and equipment, net	—	2,700	6,608	557	—	9,865
Intangible assets, net	—	—	2,122	66,186	—	68,308
Goodwill	—	—	—	73,663	—	73,663
Investment in subsidiaries and VIEs and VIEs’ subsidiaries(2)	6,666,713	3,260,373	7,708	—	(9,934,794)	—
Long-term investments	—	19,127	—	—	—	19,127
Term deposits	—	159,393	—	—	—	159,393
Right-of-use assets	—	14,504	106,130	5,878	—	126,512
Other non-current assets	—	791	13,098	243	—	14,132
Total non-current assets	6,666,713	3,456,888	135,666	146,527	(9,934,794)	471,000
Total assets	6,816,083	8,565,409	4,229,527	765,093	(11,570,947)	8,805,165
Accounts payable and accrued liabilities	30,828	455,139	420,510	120,057	—	1,026,534
Salary and welfare payables	—	29,956	281,247	2,473	—	313,676
Taxes payable	—	3,359	60,317	2,508	—	66,184
Contract liabilities	—	108,994	343	130,420	—	239,757
Amounts due to related parties	—	—	67,288	16,303	—	83,591
Amounts due to Group companies(3)(4)	54,601	1,139,697	21,444	420,411	(1,636,153)	—
Short term lease liabilities	—	5,927	32,985	1,613	—	40,525
Other current liabilities	—	89,204	15,706	22,537	—	127,447
Total current liabilities	85,429	1,832,276	899,840	716,322	(1,636,153)	1,897,714
Long term lease liabilities	—	9,130	69,314	3,689	—	82,133
Deferred tax liabilities	—	—	—	14,030	—	14,030
Other non-current liabilities	—	64,700	—	8,439	—	73,139
Total non-current liabilities	—	73,830	69,314	26,158	—	169,302
Total liabilities	85,429	1,906,106	969,154	742,480	(1,636,153)	2,067,016
Total Zhihu Inc.’s shareholders’ equity	6,730,654	6,651,808	3,260,373	22,613	(9,934,794)	6,730,654
Noncontrolling interests	—	7,495	—	—	—	7,495
Total shareholders’ equity	6,730,654	6,659,303	3,260,373	22,613	(9,934,794)	6,738,149
Total liabilities and shareholders’ equity	6,816,083	8,565,409	4,229,527	765,093	(11,570,947)	8,805,165

	As of December 31, 2020
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Cash and cash equivalents	6,834	845,198	19,301	86,487	—	957,820
Term deposits	—	1,092,921	—	—	—	1,092,921
Short-term investments	—	207,035	787,486	51,479	—	1,046,000
Trade receivable, net	—	453,039	700	32,307	—	486,046
Amounts due from related parties	—	5,420	360	8,063	—	13,843
Amounts due from Group companies(3)(4)	11,530	74,839	321,610	6,587	(414,566)	—
Prepayments and other current assets	183	23,781	76,220	23,352	—	123,536
Total current assets	18,547	2,702,233	1,205,677	208,275	(414,566)	3,720,166
Property and equipment, net	—	840	7,212	53	—	8,105
Intangible assets, net	—	—	2,430	21,048	—	23,478
Investment/(deficit) in subsidiaries and VIE and VIE’s subsidiaries(2)	2,760,778	656,208	(58,307)	—	(3,358,679)	—
Right-of-use assets	—	1,180	2,061	—	—	3,241
Other non-current assets	—	241	6,180	30	—	6,451
Total non-current assets	2,760,778	658,469	(40,424)	21,131	(3,358,679)	41,275
Total assets	2,779,325	3,360,702	1,165,253	229,406	(3,773,245)	3,761,441
Accounts payable and accrued liabilities	5,500	235,618	209,409	51,321	—	501,848
Salary and welfare payables	—	15,538	214,772	1,537	—	231,847
Taxes payable	—	3,107	3,372	587	—	7,066
Contract liabilities	—	82,803	200	76,992	—	159,995
Amounts due to related parties	—	—	41,041	4,942	—	45,983
Amounts due to Group companies(3)(4)	26,952	235,311	30,926	121,377	(414,566)	—
Short term lease liabilities	—	1,013	1,880	—	—	2,893
Other current liabilities	—	40,388	7,445	17,103	—	64,936
Total current liabilities	32,452	613,778	509,045	273,859	(414,566)	1,014,568
Total liabilities	32,452	613,778	509,045	273,859	(414,566)	1,014,568
Total mezzanine equity	7,891,348	—	—	—	—	7,891,348
Total shareholders’ (deficit)/equity	(5,144,475)	2,746,924	656,208	(44,453)	(3,358,679)	(5,144,475)
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	2,779,325	3,360,702	1,165,253	229,406	(3,773,245)	3,761,441

Selected Condensed Consolidated Statements of Cash Flow Data
	For the Year Ended December 31, 2021
	Parent Company	Other Subsidiaries	WFOEs as Primary Beneficiaries	VIEs and Their Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Purchases of goods and services from Group Companies(1)	—	(676,191)	(95,561)	(45,579)	817,331	—
Sales of goods and services to Group Companies(1)	—	115,561	701,770	—	(817,331)	—
Other operating/administrative activities with external parties	(3,182)	1,490,154	(2,359,237)	432,031	—	(440,234)
Net cash provided by/(used in) operating activities	(3,182)	929,524	(1,753,028)	386,452	—	(440,234)
Purchases of short-term investments	—	(2,532,000)	(3,016,000)	(870,000)	—	(6,418,000)
Proceeds of maturities of short-term investments	—	1,804,592	2,940,000	490,000	—	5,234,592
Purchases of term deposits	(64,596)	(3,719,638)	(1,162,729)	—	—	(4,946,963)
Proceeds from withdrawal of term deposits	64,707	1,788,963	1,164,726	—	—	3,018,396
Investment in subsidiaries and VIEs and VIEs’ subsidiaries(2)	(4,695,120)	(3,301,321)	—	—	7,996,441	—
Other investing activities with external parties	(19,380)	(2,571)	31,049	(33,626)	—	(24,528)
Net cash used in investing activities	(4,714,389)	(5,961,975)	(42,954)	(413,626)	7,996,441	(3,136,503)
Proceeds from issuance of Class A ordinary shares upon the completion of IPO, net of issuance cost	4,853,293	—	—	—	—	4,853,293
Investment from Group Companies(2)	—	4,695,120	3,301,321	—	(7,996,441)	—
Other financing activities with external parties	15,544	—	7,410	—	—	22,954
Net cash provided by financing activities	4,868,837	4,695,120	3,308,731	—	(7,996,441)	4,876,247
Effect of exchange rate changes on cash and cash equivalents	(63,673)	(29,602)	(6,894)	—	—	(100,169)
Net increase/(decrease) in cash and cash equivalents	87,593	(366,933)	1,505,855	(27,174)	—	1,199,341
Cash and cash equivalents at beginning of the year	6,834	845,198	19,301	86,487	—	957,820
Cash and cash equivalents at end of the year	94,427	478,265	1,525,156	59,313	—	2,157,161

	For the Year Ended December 31, 2020
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Purchases of goods and services from Group Companies(1)	—	(965,110)	(35,230)	(159,651)	1,159,991	—
Sales of goods and services to Group Companies(1)	—	35,230	1,124,761	—	(1,159,991)	—
Other operating/administrative activities with external parties	(2,606)	837,392	(1,304,643)	225,436	—	(244,421)
Net cash provided by/(used in) operating activities	(2,606)	(92,488)	(215,112)	65,785	—	(244,421)
Purchases of short-term investments	—	(1,013,104)	(4,965,000)	(175,000)	—	(6,153,104)
Proceeds of maturities of short-term investments	—	1,199,676	5,230,000	165,000	—	6,594,676
Purchases of term deposits	—	(2,328,717)	—	—	—	(2,328,717)
Proceeds from withdrawal of term deposits	356,580	1,962,621	—	—	—	2,319,201
Proceeds from repayments of loans to Group companies	978,735	—	45,000	—	(1,023,735)	—
Loans to Group companies	—	—	(70,000)	—	70,000	—
Investment in subsidiaries and VIE and VIE’s subsidiaries(2)	(1,407,173)	(893,805)	—	—	2,300,978	—
Other investing activities with external parties	—	(586)	(1,357)	—	—	(1,943)
Net cash provided by/(used in) investing activities	(71,858)	(1,073,915)	238,643	(10,000)	1,347,243	430,113
Repayments of loans from Group companies	—	(45,000)	(978,735)	—	1,023,735	—
Loans from Group companies	—	70,000	—	—	(70,000)	—
Investment from Group Companies(2)	—	1,407,173	893,805	—	(2,300,978)	—
Other financing activities with external parties	—	739	8,547	—	—	9,286
Net cash provided by/(used in) financing activities	—	1,432,912	(76,383)	—	(1,347,243)	9,286
Effect of exchange rate changes on cash and cash equivalents	(4,450)	(67,996)	(65,062)	—	—	(137,508)
Net increase/(decrease) in cash and cash equivalents	(78,914)	198,513	(117,914)	55,785	—	57,470
Cash and cash equivalents at beginning of the year	85,748	646,685	137,215	30,702	—	900,350
Cash and cash equivalents at end of the year	6,834	845,198	19,301	86,487	—	957,820

	For the Year Ended December 31, 2019
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Purchases of goods and services from Group Companies(1)	—	(350,044)	(24,434)	(215,200)	589,678	—
Sales of goods and services to Group Companies(1)	—	24,434	565,244	—	(589,678)	—
Other operating/administrative activities with external parties	(10,722)	275,982	(1,067,001)	86,219	—	(715,522)
Net cash used in operating activities	(10,722)	(49,628)	(526,191)	(128,981)	—	(715,522)
Purchases of short-term investments	—	(1,269,524)	(2,160,000)	(120,000)	—	(3,549,524)
Proceeds of maturities of short-term investments	—	910,000	1,115,000	255,000	—	2,280,000
Purchases of term deposits	(354,395)	(809,313)	—	—	—	(1,163,708)
Proceeds from withdrawal of term deposits	335,705	610	—	—	—	336,315
Investment in subsidiaries and VIE and VIE’s subsidiaries(2)	(1,893,991)	(590,691)	—	—	2,484,682	—
Other investing activities with external parties	—	(186)	(5,385)	—	—	(5,571)
Net cash provided by/(used in) investing activities	(1,912,681)	(1,759,104)	(1,050,385)	135,000	2,484,682	(2,102,488)
Proceeds from issuance of convertible redeemable preferred shares, net of issuance cost	1,984,556	—	1,026,516	—	—	3,011,072
Investment from Group Companies(2)	—	1,893,991	590,691	—	(2,484,682)	—
Other financing activities with external parties	6,167	—	(19,664)	—	—	(13,497)
Net cash provided by financing activities	1,990,723	1,893,991	1,597,543	—	(2,484,682)	2,997,575
Effect of exchange rate changes on cash and cash equivalents	(1,270)	10,763	(2,002)	—	—	7,491
Net increase in cash and cash equivalents	66,050	96,022	18,965	6,019	—	187,056
Cash and cash equivalents at beginning of the year	19,698	550,663	118,250	24,683	—	713,294
Cash and cash equivalents at end of the year	85,748	646,685	137,215	30,702	—	900,350

Notes:
(1)
Intercompany sales of goods and services were eliminated at the consolidation level.

(2)
It represents the elimination of the investment in the subsidiaries and VIEs and VIEs’ subsidiaries by Group Companies.

(3)
It represents the elimination of intercompany balances among parent, WFOEs as primary beneficiaries, the VIEs and their subsidiaries and other subsidiaries.

(4)
For the years ended December 31, 2019, 2020, and 2021, VIEs have incurred RMB31.9 million, RMB186.1 million, and RMB330.5 million in fees related to technical services provided by the WFOEs and WFOEs concurrently recognized same amounts as revenues. Unsettled balance of such transactions was RMB63.8 million and RMB345.9 million as of December 31, 2020 and 2021, respectively.

Impact of the COVID-19 Pandemic on Our Operations and Financial Performance
The COVID-19 pandemic has had, and, together with any outbreaks driven by new variants of COVID-19, such as Omicron, may continue to have, an adverse impact on our operations and financial performance. For example, some of our merchants and brands reduced their expenditures on advertising in the first half of 2020 due to the COVID-19 pandemic. In addition, the outbreak of the COVID-19 pandemic led us to delay the formal launch of our content-commerce solutions. Our selling and marketing expenses decreased as many of the regular or scheduled offline marketing events in China were canceled or delayed in 2020 due to the COVID-19 pandemic.
The extent to which the COVID-19 pandemic may continue to affect our operations and financial performance will depend on future developments, which are highly uncertain and cannot be predicted. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — We face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt our operations” in our 2021 Form 20-F.

USE OF PROCEEDS
We will not receive any of the net proceeds from the Global Offering. The selling shareholders will receive all the net proceeds of the Global Offering. As we are not issuing any new securities, there is no dilutive effect for existing shareholders.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2021. This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2021 Form 20-F and the related notes included elsewhere in this prospectus supplement and “Financial Information” in Exhibit 99.1 to the Super 6-K, which is incorporated by reference in this prospectus supplement and accompanying prospectus.
	As of December 31, 2021
	RMB	US$
	(in thousands)
Shareholders’ Equity:
Ordinary shares, US$0.000125 par value	241	37
Additional paid-in capital	13,350,347	2,094,961
Accumulated other comprehensive loss	(339,118)	(53,215)
Accumulated deficit	(6,280,816)	(985,597)
Total shareholders’ equity	6,730,654	1,056,186
Noncontrolling interests	7,495	1,176
Total shareholders’ equity	6,738,149	1,057,362

PRINCIPAL AND SELLING SHAREHOLDERS
As of the date of this prospectus supplement, our authorized share capital is US$200,000 divided into 1,600,000,000 shares comprising (i) 1,500,000,000 Class A ordinary shares of a par value of US$0.000125 each, (ii) 50,000,000 Class B ordinary shares of a par value of US$0.000125 each, and (iii) 50,000,000 shares of a par value of US$0.000125 each of such class or classes (however designated) as the board of directors may determine in accordance with our tenth amended and restated memorandum and articles of association. To meet the requirement of the Hong Kong Stock Exchange, our board of directors has adopted resolutions to re-designate and re-classify the 50,000,000 undesignated shares into 50,000,000 Class A ordinary shares, effective upon the Listing Date.
Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares on an as-converted basis as of the date of this prospectus supplement by:
•
each of our directors and executive officers; and

•
each person known to us to own beneficially more than 5% of our ordinary shares; and

•
each selling shareholder.

The calculations in the table below are based on 297,516,840 Class A ordinary shares and 19,227,592 Class B ordinary shares on an as-converted basis outstanding as of the date of this prospectus supplement and immediately after the completion of the Global Offering (excluding 9,323,863 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans).
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person.
	Ordinary Shares Beneficially Owned Prior to the Global Offering					Ordinary Shares Beneficially Owned Immediately After the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares on an As- Converted Basis	% of Beneficial Ownership†	% of Aggregate Voting Power††	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares on an As- Converted Basis	% of Beneficial Ownership†	% of Aggregate Voting Power††
Directors and Executive Officers**:
Yuan Zhou(1)	17,626,986	19,227,592	36,854,578	11.6	42.9	17,626,986	19,227,592	36,854,578	11.6	42.9
Zhaohui Li	—	—	—	—	—	—	—	—	—	—
Jiatong Peng	—	—	—	—	—	—	—	—	—	—
Dahai Li	*	—	*	*	*	*	—	*	*	*
Wei Sun(2)	3,404,667	—	3,404,667	1.1	0.7	3,404,667	—	3,404,667	1.1	0.7
Hanhui Sam Sun	—	—	—	—	—	—	—	—	—	—
Hope Ni	—	—	—	—	—	—	—	—	—	—
Derek Chen***	—	—	—	—	—	—	—	—	—	—
All Directors and Executive Officers as a Group	23,910,343	19,227,592	43,137,935	13.6	44.1	23,910,343	19,227,592	43,137,935	13.6	44.1
Principal and Selling Shareholders:
MO Holding Ltd(1)	17,626,986	19,227,592	36,854,578	11.6	42.9	17,626,986	19,227,592	36,854,578	11.6	42.9
Tencent Entities(3)	38,066,599	—	38,066,599	12.0	7.8	38,066,599	—	38,066,599	12.0	7.8
Innovation Works Entities(4)	30,568,049	—	30,568,049	9.7	6.2	23,068,049	—	23,068,049	7.3	4.7

	Ordinary Shares Beneficially Owned Prior to the Global Offering					Ordinary Shares Beneficially Owned Immediately After the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares on an As- Converted Basis	% of Beneficial Ownership†	% of Aggregate Voting Power††	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares on an As- Converted Basis	% of Beneficial Ownership†	% of Aggregate Voting Power††
Qiming Entities(5)	26,195,598	—	26,195,598	8.3	5.4	22,945,598	—	22,945,598	7.2	4.7
SAIF IV Mobile Apps (BVI) Limited(6)	21,282,465	—	21,282,465	6.7	4.4	18,032,465	—	18,032,465	5.7	3.7
Cosmic Blue Investments Limited(7)	19,975,733	—	19,975,733	6.3	4.1	19,975,733	—	19,975,733	6.3	4.1
CTG Evergreen Investment XX Limited(8)	15,331,935	—	15,331,935	4.8	3.1	3,331,935	—	3,331,935	1.1	0.7

Notes:
*
Less than 1% of our total ordinary shares on an as-converted basis outstanding as of the date of this prospectus supplement.

**
Except as otherwise indicated below, the business address of our directors and executive officers is A5 Xueyuan Road, Haidian District, Beijing 100083, People’s Republic of China. The business address of Mr. Zhaohui Li is 10/F, China Technology Trade Center, No. 66 North 4th Ring West Road, Haidian District, Beijing, People’s Republic of China. The business address of Mr. Jiatong Peng is No. 6 Shangdi West Road, Haidian District, Beijing, People’s Republic of China. The business address of Mr. Hanhui Sam Sun is 64 Donggong Street, Dongcheng District, Beijing 100009, People’s Republic of China. The business address of Ms. Hope Ni is House 17B, Shouson Peak, 9-19 Shouson Hill Road, Deep Water Bay, Hong Kong.

***
Mr. Derek Chen has accepted the appointment as our independent director, effective on or about April 11, 2022.

†
For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding and the number of shares such person or group has the right to acquire upon exercise of option, warrant or other right within 60 days after the date of this prospectus supplement.

††
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. Each holder of Class B ordinary shares is entitled to ten votes per share, subject to certain conditions, and each holder of our Class A ordinary shares is entitled to one vote per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

(1)
Represents 17,626,986 Class A ordinary shares, including 9,621,477 Class A ordinary shares granted on April 8, 2022, or the CEO Award Shares, and 19,227,592 Class B ordinary shares held by MO Holding Ltd. MO Holding Ltd is a company incorporated in the British Virgin Islands. More than 99% of the interest of MO Holding Ltd is held by a trust that was established for the benefit of Mr. Zhou and his family, and the remaining interest of MO Holding Ltd is held by Mr. Zhou. The registered address of MO Holding Ltd is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Mr. Zhou has undertaken and covenanted that, unless and until the performance results targets set by the audit committee of the board directors have been met, (a) he shall not offer, pledge, sell, contract to sell, lend, or otherwise transfer or dispose of, directly or indirectly, any interest in the CEO Award Shares; and (b) he will cast votes of all of the CEO Award Shares at our shareholder meetings or with respect to written resolution of shareholders in the manner consistent with the views and suggestions of the board of directors; he will abstain from voting if no such view or suggestion is formulated by the board as a whole.

(2)
Represents (i) 3,285,167 Class A ordinary shares held by Cross Wave Holdings Limited and (ii) 119,500 Class A ordinary shares in the form of ADSs held by Mr. Sun. Cross Wave Holdings Limited is a company incorporated in the British Virgin Islands and is wholly owned by Cross Water Holding Limited. The entire interest in Cross Water Holding Limited is held by a trust that was established by Mr. Wei Sun for the benefit of him and his family. The registered address of Cross Wave Holdings Limited is Vistra Corporate Services Centre, Wickham’s Cay II, Road Town Tortola VG1110, British Virgin Islands.

(3)
Represents (i) 20,457,894 Class A ordinary shares held by Dandelion Investment Limited, a company incorporated in the British Virgin Islands, (ii) 10,617,666 Class A ordinary shares held by Image Frame Investment (HK) Limited, a company incorporated in Hong Kong, and (iii) 6,991,039 Class A ordinary shares held by Sogou Technology Hong Kong Limited a company incorporated in Hong Kong. Dandelion Investment Limited, Image Frame Investment (HK) Limited, and Sogou Technology Hong Kong Limited, or Tencent Entities, are subsidiaries of Tencent Holdings Limited. The registered address of Dandelion Investment Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The registered address of Image Frame Investment (HK) Limited is 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong. Information regarding beneficial ownership is reported as of September 23, 2021, based on the information contained in the Schedule 13D filed by the Tencent Entities with the SEC on September 30, 2021.

(4)
Represents (i) 23,011,491 Class A ordinary shares held by Innovation Works Development Fund, L.P., a fund organized under the laws of the Cayman Islands, and (ii) 7,556,558 Class A ordinary shares held by Innovation Works Holdings Limited, a company incorporated in the British Virgin Islands. The general partner of Innovation Works Development Fund, L.P. is Innovation Works Development Fund GP, L.P., whose general partner is Innovation Works Development Fund GP, LLC. Innovation Works Development Fund GP, LLC is beneficially owned by Peter Liu and Kai-Fu Lee. Innovation Works Holdings Limited is wholly owned by Kai-Fu Lee. The registered address of Innovation Works Holdings Limited is P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands. The registered address of Innovation Works Development Fund, L.P. is Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Information regarding beneficial ownership is reported as of December 31, 2021, based on the information contained in the Schedule 13G filed by Innovation Works Development Fund, L.P. and Innovation Works Holdings Limited, among other reporting persons, with the SEC on February 17, 2022. Innovation Works Development Fund, L.P. and Innovation Works Holdings Limited are offering 5,646,000 and 1,854,000 Class A ordinary shares, respectively, in the Global Offering.

(5)
Represents (i) 21,522,109 Class A ordinary shares (in the form of ADSs and 20,798,844 Class A ordinary shares) held by Qiming Venture Partners III, L.P., an exempted limited partnership organized under the laws of the Cayman Islands, (ii) 678,260 Class A ordinary shares (in the form of ADSs and 655,548 Class A ordinary shares) held by Qiming Managing Directors Fund III, L.P., an exempted limited partnership organized under the laws of the Cayman Islands, and (iii) 3,995,229 Class A ordinary shares (in the form of ADSs and 3,861,206 Class A ordinary shares) held by Qiming Venture Partners III Annex Fund, L.P., an exempted limited partnership organized under the laws of the Cayman Islands. Qiming Venture Partners III, L.P., Qiming Managing Directors Fund III, L.P., and Qiming Venture Partners III Annex Fund, L.P., or Qiming entities, are beneficially owned by Qiming Corporate GP III, Ltd., an exempted company incorporated in the Cayman Islands. The registered address of the Qiming entities is Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Information regarding beneficial ownership is reported as of December 31, 2021, based on the information contained in the Schedule 13G filed by the Qiming Entities with the SEC on February 14, 2022. Qiming Venture Partners III, L.P., Qiming Venture Partners III Annex Fund, and Qiming Managing Directors Fund III, L.P. are offering 2,670,200, 495,600, and 84,200 Class A ordinary shares, respectively, in the Global Offering.

(6)
Represents 21,282,465 Class A ordinary shares (including 880,000 Class A ordinary shares in the form of ADSs) held by SAIF IV Mobile Apps (BVI) Limited, a company incorporated in the British Virgin Islands. SAIF IV Mobile Apps (BVI) Limited is wholly owned by SAIF Partners IV L.P., whose general partner is SAIF IV GP, L.L, whose general partner in turn is SAIF IV GP Capital Ltd., which is wholly owned by Mr. Andrew Y. Yan, the managing partner of SAIF Partners. The registered address of SAIF IV Mobile Apps (BVI) Limited is Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands. Information regarding beneficial ownership is reported as of December 31, 2021, based on the information contained in the Schedule 13G filed by SAIF IV Mobile Apps (BVI) Limited and other reporting persons with the SEC on February 14, 2022. SAIF Mobile Apps (BVI) Limited is offering 3,250,000 Class A ordinary shares in the Global Offering.

(7)
Represents 19,975,733 Class A ordinary shares held by Cosmic Blue Investments Limited, a company incorporated in the British Virgin Islands. Cosmic Investments Limited is wholly owned by Kuaishou Technology (HKEX: 1024). The registered address of Cosmic Blue Investments Limited is Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands. Information regarding beneficial ownership is reported as of December 31, 2021, based on the information contained in the Schedule 13G filed by Cosmic Blue Investments Limited and other reporting person with the SEC on March 28, 2022.

(8)
Represents 15,331,935 Class A ordinary shares (including 880,000 Class A ordinary shares in the form of ADSs) held by CTG Evergreen Investment XX Limited, a Company incorporated in the British Virgin Islands. CTG Evergreen Investment XX Limited is controlled by Capital Today Evergreen Fund, L.P. whose general partner is Capital Today Evergreen GenPar LTD. Capital Today Evergreen GenPar LTD. is controlled by Ms. Xin Xu. The principle address of CTG Evergreen Investment XX Limited is Unit 908, Level 9, Cyberport 2, 100 Cyberport Road, Hong Kong. Information regarding beneficial ownership is reported as of December 31, 2021, based on the information contained in the Schedule 13G filed by CTG Evergreen Investment XX Limited and other reporting persons with the SEC on February 9, 2022. CTG Evergreen Investment XX Limited is offering 12,000,000 Class A ordinary shares in the Global Offering.

To our knowledge and based on our review of our register of members as of February 28, 2022, 59,162,826 Class A ordinary shares, including Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan, were held of record by one holder that reside in the United States, being JPMorgan Chase Bank, N.A., the depositary of our ADS program. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holder of our Class A ordinary shares in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.
We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings our business operations.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.
If we pay any dividends on our Class A ordinary shares, we will pay those dividends that are payable in respect of the Class A ordinary shares underlying our ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to holders of ADSs in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

SHARES ELIGIBLE FOR FUTURE SALE
Upon the closing of the Global Offering, we will have 297,516,840 Class A ordinary shares and 19,227,592 Class B ordinary shares, excluding 9,323,863 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans.
All of the Class A ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class A ordinary shares.
Lock-Up Agreements
In connection with the Global Offering, we have agreed with the underwriters not to, directly or indirectly, offer, sell, issue, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise dispose of, directly or indirectly, any ordinary shares, ADSs, or any securities convertible into or exchangeable or exercisable for ordinary shares or ADSs for a period commencing on the date on which the public offering price is to be fixed and ending on, and including, the date which is six months after that date. In addition, the selling shareholders have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, Class A ordinary shares, or similar securities for a period commencing on the Listing Date and ending on the date which is 120 days from the Listing Date, subject to certain exceptions. See “Underwriting — Lock-up Agreements.”
Pursuant to the Hong Kong Listing Rules, we have undertaken to the Hong Kong Stock Exchange that we will not exercise our power to issue any further shares, or securities convertible into equity securities (whether or not of a class already listed) or enter into any agreement to such an issue within six months from the Listing Date (whether or not such issue of shares or securities will be completed within six months from the Listing Date), except (i) pursuant to the Global Offering (including the international underwriters’ option to purchase additional Class A ordinary shares); or (ii) under any of the circumstances provided under the Hong Kong Listing Rules.
In addition, pursuant to the Hong Kong Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and us that, except pursuant to the Global Offering (including the international underwriters’ option to purchase additional Class A ordinary shares), each of them will not and will procure that the relevant registered holder(s) of the shares controlled by them will not (i) in the period commencing on the date by reference to which disclosure of its shareholding in our company is made in this prospectus supplement and ending on the date which is six months from the Listing Date, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities in respect of which it is shown by this prospectus supplement to be the beneficial owner; and (ii) during the period of six months commencing on the date on which the period referred to in paragraph (i) above expires, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities referred to in the immediately preceding paragraph (i) above if, immediately following such disposal or upon the exercise or enforcement of such options, rights, interests or encumbrances, it would cease to be a controlling shareholder of us (save as permitted under the Hong Kong Listing Rules in each case).
In addition, pursuant to the Hong Kong Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and us that, within the period commencing on the date by reference to which disclosure of its shareholdings in us is made in this prospectus supplement and ending on the date which is 12 months from the Listing Date, it will (i) when it pledges or charges any of our securities beneficially owned by it in favor of an authorized institution (as defined under the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) pursuant to Note 2 to Rule 10.07(2) of the Hong Kong Listing Rrles for a bona fide commercial loan, immediately inform us of such pledge or charge together with the number of securities so pledged or charged; and (ii) when it receives indications, either verbal or written, from the pledgee or chargee of any of our securities that any of the pledged or charged securities will be disposed of, immediately inform the us of such indications. We will inform the Hong Kong Stock Exchange as soon as it has been informed of the matters referred to in (i) and (ii) above by the controlling shareholders and subject to the then applicable requirements of the Hong Kong Listing Rules disclose such matters by way of an announcement.
Rule 144
“Restricted securities,” as defined in Rule 144 under the Securities Act, may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after we became a reporting company, a person who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that (together with any sales aggregated with them) does not exceed the greater of the following:
•
1% of the then outstanding Class A ordinary shares, in the form of ADSs or otherwise, which immediately after this offering will equal 29,751,684 Class A ordinary shares; or

•
the average weekly trading volume of our Class A ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of our initial public offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

CONVERSION BETWEEN CLASS A ORDINARY SHARES AND ADSS
Dealings and Settlement of Class A Ordinary Shares in Hong Kong
Dealings in our Class A ordinary shares on the Stock Exchange will be conducted in Hong Kong dollars. Our Class A ordinary shares will be traded on the Stock Exchange in board lots of 100 Class A ordinary shares.
The transaction costs of dealings in our Class A ordinary shares on the Hong Kong Stock Exchange include:
•
Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

•
SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•
FRC transaction levy of 0.00015% of the consideration of the transaction, charged to each of the buyer and seller;

•
trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

•
transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•
ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

•
stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•
brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•
charge by the Hong Kong Share Registrar between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors in Hong Kong must settle their trades executed on the Stock Exchange through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his/her Class A ordinary shares in his/her stock account or in his/her designated CCASS Participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his/her broker or custodian before the settlement date.
An investor may arrange with his/her broker or custodian on a settlement date in respect of his/her trades executed on the Stock Exchange. Under the Listing Rules and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.
Our ADSs
Our ADSs are currently traded on the New York Stock Exchange. Dealings in our ADSs on the New York Stock Exchange are conducted in U.S. Dollars.

ADSs may be held either:
•
directly: (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in the holder’s name; or (ii) by having uncertified ADSs in the direct registration system, which is a system administered by The Depository Trust Company; or

•
indirectly, through a broker or other financial institution.

The depositary for our ADSs is JPMorgan Chase Bank, N.A., whose principal executive office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.
Converting Class A Ordinary Shares Trading in Hong Kong to ADSs
An investor who holds Class A ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on the New York Stock Exchange must deposit or have his or her broker deposit the Class A ordinary shares with the Depositary’s Hong Kong Custodian, J.P. Morgan Chase Bank N.A. Hong Kong, in exchange for ADSs. A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:
•
If Class A ordinary shares have been deposited with CCASS, the investor must transfer Class A ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•
If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into the CCASS for delivery to the depositary’s account with the custodian within CCASS, and must submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•
Upon payment of its fees and expenses, payment or net of the depositary’s fees and expenses, and payment of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker if such ADSs are to be held in book-entry form through DTC’s “Direct Registration System.”

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.
Converting ADSs to Class A Ordinary Shares Trading in Hong Kong
Following the listing of our Class A ordinary shares on the Hong Kong Stock Exchange, Class A ordinary shares registered on the Hong Kong share register will be able to convert these Class A ordinary shares into ADSs, and vice versa, subject to certain exceptions as provided herein. In addition, thereafter all deposits of Class A ordinary shares for the issuance of ADSs and all withdrawals of Class A ordinary shares upon the cancellation of ADSs will be in the form of Class A ordinary shares registered on our Hong Kong share register and all corporate actions with respect thereto will be processed via the depositary’s custodian account at CCASS, subject to the rules and procedures applicable to CCASS — eligible securities, and also subject, in each case, to certain exceptions described below and provided that the foregoing shall not apply to certain of our “restricted” Class A ordinary shares and Class A ordinary shares as determined by the Company and the depositary, which will be via our principal register in the Cayman Islands.
An investor who holds ADSs and who intends to convert his or her ADSs Class A ordinary shares that trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such Class A ordinary shares on the Hong Kong Stock Exchange.

An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying Class A ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account. For investors holding ADSs directly, the following steps must be taken:
•
To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•
Upon payment or net of its fees, payment of CCASS’ fees and expenses, and payment of expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•
If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive Class A ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong Share Registrar.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions.
For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery for Class A ordinary shares in a CCASS account is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.
Depositary Requirements
Before the depositary delivers ADSs or permits withdrawal of Class A ordinary shares, the depositary may require:
•
payment of all amounts required pursuant to the deposit agreement, including the issuance and cancellation fees therein, any stock transfer or other tax or other governmental charges and any stock transfer or registration fees in effect;

•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers, and cancellations of ADSs generally when the transfer books of the depositary or our Hong Kong share or Cayman Islands share registrar are closed or at any time if the depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.
All costs attributable to the transfer of Class A ordinary shares to effect a withdrawal from or deposit of Class A ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of Class A ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.

UNDERWRITING
The Global Offering
The offering of our Class A ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:
•
the offering of initially 2,600,000 Class A ordinary shares (subject to reallocation) in Hong Kong (the “Hong Kong offer shares”) as described in “— The Hong Kong public offering” below, which we refer to as the “Hong Kong public offering”; and

•
the offering of initially 23,400,000 Class A ordinary shares (subject to reallocation and the option of the international underwriters to purchase additional Class A ordinary shares mentioned below) (the “international offer shares” and together with the Hong Kong offer shares, the “Offer Shares”), which we refer to as the “international offering.”

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
Credit Suisse (Hong Kong) Limited, J.P. Morgan Securities (Asia Pacific) Limited, China International Capital Corporation Hong Kong Securities Limited and CMB International Capital Limited are acting as joint global coordinators, or the Joint Global Coordinators, for the Global Offering.
Under the terms and subject to the conditions in the Hong Kong underwriting agreement (as defined below), the Hong Kong underwriters below, or the Hong Kong underwriters, have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.
Hong Kong Underwriters	Number of Class A Ordinary Shares
Credit Suisse (Hong Kong) Limited
J.P. Morgan Securities (Asia Pacific) Limited
China International Capital Corporation Hong Kong Securities Limited
CMB International Capital Limited
CCB International Capital Limited
Haitong International Securities Company Limited
Citrus Securities Limited
Total:	2,600,000
Under the terms and subject to the conditions in the international underwriting agreement (as defined below), the international underwriters have severally agreed to purchase or procure purchasers to purchase from the selling shareholders, and the selling shareholders have agreed to sell to them or such purchasers, severally, the number of Class A ordinary shares indicated below:
International Underwriters	Number of Class A Ordinary Shares
Credit Suisse (Hong Kong) Limited
J.P. Morgan Securities (Asia Pacific) Limited
China International Capital Corporation Hong Kong Securities Limited
CMB International Capital Limited
CCB International Capital Limited
Haitong International Securities Company Limited
Citrus Securities Limited
Total:	23,400,000

The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.
Upon the closing of the Global Offering, we will have 316,744,432 ordinary shares, consisting of 297,516,840 Class A ordinary shares and 19,227,592 Class B ordinary shares, excluding 9,323,863 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans.
The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. Subject to the conditions in the Hong Kong underwriting agreement and the international underwriting agreement, the underwriters are obligated, severally but not jointly, to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have applied to list our Class A ordinary shares on the Hong Kong Stock Exchange under the stock code “2390.” The shares will be traded in board lots of 100 shares each. Our ADSs, two of which represent one Class A ordinary share, are listed for trading on the New York Stock Exchange under the symbol “ZH.”
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Global Coordinators may agree to allocate a number of our Class A ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Global Coordinators to underwriters that may make internet distributions on the same basis as other allocations.
The Hong Kong Public Offering
Number of Class A ordinary shares initially offered
Subject to any reallocation of Class A ordinary shares between the international offering and the Hong Kong public offering, the selling shareholders are initially offering 2,600,000 Class A ordinary shares for subscription by the public in Hong Kong at the public offering price, representing 10% of the total number of Class A ordinary shares initially available under the Global Offering. Subject to the reallocation of Shares between (i) the International Offering, and (ii) the Hong Kong Public Offering, the Hong Kong Offer Shares will represent approximately 0.8% of our Company’s issued share capital immediately after completion of the Global Offering (assuming that the option of the international underwriters to purchase additional Class A ordinary shares is not exercised without taking into account the Class A ordinary shares to be issued pursuant to the Share Incentive Plans).
The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.
Completion of the Hong Kong public offering is subject to the conditions set out in “— Conditions of the Global Offering” below.
Allocation
Allocation of Offer Shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.
For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering (after taking into account any reallocation referred to below) will be divided equally

(to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy, the FRC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy, the FRC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.
Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong offer shares means the price payable on application therefor (without regard to the Hong Kong public offer price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than 1,300,000 Hong Kong offer shares is liable to be rejected.
Reallocation
The allocation of the Offer Shares between the Hong Kong public offering and the international offering is subject to reallocation. Paragraph 4.2 of Practice Note 18 of the Hong Kong Listing Rules requires a clawback mechanism to be put in place which would have the effect of increasing the number of Offer Shares under the Hong Kong public offering to a certain percentage of the total number of Offer Shares offered under the Global Offering if certain prescribed total demand levels are reached.
If the number of Offer Shares validly applied for under the Hong Kong public offering represents (a) 15 times or more but less than 50 times, (b) 50 times or more but less than 100 times and (c) 100 times or more of the total number of Offer Shares initially available under the Hong Kong public offering, then Offer Shares will be reallocated to the Hong Kong public offering from the international offering. As a result of such reallocation, the total number of Offer Shares available under the Hong Kong public offering will be increased to 7,800,000 Offer Shares (in the case of (a)), 10,400,000 Offer Shares (in the case of (b)) and 13,000,000 Offer Shares (in the case of (c)), representing 30%, 40% and 50% of the total number of Offer Shares initially available under the Global Offering, respectively (before any exercise of the option to purchase additional Class A ordinary shares). In each case, the additional Offer Shares reallocated to the Hong Kong public offering will be allocated between pool A and pool B and the number of Offer Shares allocated to the international offering will be correspondingly reduced in such manner as the Joint Global Coordinators and the Joint Sponsors deem appropriate.
In addition, the Joint Global Coordinators and the Joint Sponsors may allocate Offer Shares from the international offer shares to the Hong Kong public offering to satisfy valid applications under the Hong Kong public offering. in accordance with the Guidance Letter HKEX-GL91-18 issued by the Hong Kong Stock Exchange, if such allocation is done other than pursuant to the clawback mechanism above, the maximum total number of Offer Shares that may be allocated to the Hong Kong public offering following such reallocation shall be not more than double the initial allocation to the Hong Kong public offering (i.e. 5,200,000 Class A ordinary shares, representing 20% of the total number of Offer Shares initially available under the Global Offering).
If the Hong Kong public offering is not fully subscribed, the Joint Global Coordinators may reallocate all or any unsubscribed Hong Kong offer shares to the international offering, in such proportions as the Joint Global Coordinators deem appropriate.
Details of any reallocation of Offer Shares between the Hong Kong public offering and the international offering will be disclosed in the allotment results announcement of the Hong Kong public offering, which is expected to be published on Thursday, April 21, 2020.
Applications
Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any international offer shares under the international offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.
Applicants under the Hong Kong public offering are required to pay, on application, the maximum Hong Kong public offer price of HK$51.80 per Offer Share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each Offer Share, amounting to a total of HK$5,232.21 for one board lot of 100 Class A ordinary shares. If the Public Offer Price, as finally determined in the manner described in “— Pricing” below, is less than the maximum Hong Kong public offer price of HK$51.80 per Offer Share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.
Hong Kong Underwriting Agreement
We and the Hong Kong underwriters have entered into an underwriting agreement dated April 8, 2022, or the Hong Kong underwriting agreement, relating to the Hong Kong public offering.
The International Offering
The international offering will consist of an initial offering of 23,400,000 Offer Shares offered by us (subject to adjustment and the option of the international underwriters to purchase additional Class A ordinary shares), representing 90% of the total number of Offer Shares initially available under the Global Offering.
Allocation
The international offering will include U.S. offering of Offer Shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Offer Shares pursuant to the international offering will be effected in accordance with the “book-building” process described in “— Pricing” below and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further shares and/or hold or sell its shares after the Offer Shares are Listed on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of Class A ordinary shares on a basis which would lead to the establishment of a solid shareholder base to our benefit and the benefit of the shareholders as a whole. This “book-building” process is expected to continue up to, and to cease on or about, the last day for lodging applications under the Hong Kong public offering.
The Joint Global Coordinators (for themselves and on behalf of the underwriters) may require any investor who has been offered Offer Shares under the international offering and who has made an application under the Hong Kong public offering to provide sufficient information to the Joint Global Coordinators so as to allow them to identify the relevant applications under the Hong Kong public offering.
Reallocation
The total number of Class A ordinary shares to be issued or sold pursuant to the international offering may change as a result of the clawback arrangement described in “— The Hong Kong Public Offering — Reallocation” above, the exercise of the option to purchase additional Class A ordinary shares in whole or in part and/or any reallocation of unsubscribed Class A ordinary shares originally included in the Hong Kong public offering and/or any Class A ordinary shares from the International Offering to the Hong Kong Public Offering at the discretion of the Joint Global Coordinators.

International Underwriting Agreement
We expect to enter into an international underwriting agreement with the international underwriters relating to the international offering dated the date of the final prospectus supplement.
Pricing
Determining the Offer Price
We will determine the pricing for the Offer Shares for the purpose of the various offerings under the Global Offering on the price determination date, which is expected to be on or about Thursday, April 14, 2022 and, in any event, no later than Sunday, April 17, 2020, by agreement with the Joint Global Coordinators (for themselves and on behalf of the underwriters), the selling shareholders and our company and the number of Offer Shares to be allocated under the various offerings will be determined shortly thereafter.
We will determine the Hong Kong public offer price by reference to, among other factors, the closing price of the ADSs on the New York Stock Exchange on the last trading day on or before the Price Determination Date, and the Public Offer Price will not be more than HK$51.80 per Hong Kong Offer Share. The historical prices of our ADSs and trading volume on the New York Stock Exchange are set out below.
Period(1)	High (US$)	Low (US$)	ADTV (ADSs)(2)
From March 26, 2021 up to the Latest Practicable Date	13.56	1.44	2,974,998

Notes:
(1)
We have not declared or paid any dividends on our ADSs or Shares since our inception and up to the Latest Practicable Date, including the periods presented.

(2)
Average daily trading volume, or ADTV, represents the daily average number of our ADSs traded over the relevant period.

Applicants under the Hong Kong public offering must pay, on application, the maximum Hong Kong public offer price (as defined below), of HK$ 51.80 per Hong Kong offer share plus brokerage of 1.0%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005% and FRC transaction levy of 0.00015%, amounting to a total of HK$5,232.21 for one board lot of 100 Class A ordinary shares.
We may set the international offer price at a level higher than the maximum Hong Kong public offer price if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on the New York Stock Exchange on the last trading day on or before the price determination date (on a per-Share converted basis) were to exceed the maximum Public Offer Price as stated in this document and/or (b) we believe that it is in the best interest of the Company as a listed company to set the international offer price at a level higher than the maximum Public Offer Price based on the level of interest expressed by professional and institutional investors during the book-building process.
If the international offer price is set at or lower than the maximum Public Offer Price, the Public Offer Price must be set at such price which is equal to the international offer price. In no circumstances will we set the Public Offer Price above the maximum Public Offer Price as stated in this document or the international offer price.
We reserve the right not to proceed with the Hong Kong public offering or the international offering on or at any time until the price determination date if, for any reason, including as a result of volatility in the price of our ADSs or other changes in market conditions, we and the selling shareholders do not agree with the Joint Global Coordinators (for themselves and on behalf of the underwriters) on the pricing of the Offer Shares by April 17, 2022.
Sales in the United States
Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. J.P. Morgan Securities (Asia Pacific) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the

United States, J.P. Morgan Securities LLC. Credit Suisse (Hong Kong) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Credit Suisse Securities (USA) LLC. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our Class A ordinary shares in the United States.
Compensation and Expenses
The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by the selling shareholders. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to an additional 3,900,000 Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent      % of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised). This presentation assumes the public offering price in both the international offering and the Hong Kong public offering is HK$       .
Paid by the selling shareholders	No Exercise	Full Exercise
Per ordinary share	HK$	HK$
Total	HK$	HK$
The estimated offering expenses payable by us and the selling shareholders (assuming the option to purchase additional Class A ordinary shares is not exercised), including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$106.7 million (US$13.7 million).
International Underwriters’ Option to Purchase Additional Class A ordinary shares
In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Global Coordinators (on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong public offering, to purchase up to an aggregate of 3,900,000 additional Class A ordinary shares, representing not more than 15% of the total number of Class A ordinary shares initially available under the Global Offering, at the international offering price to, among other things, cover over-allocations in the international offering, if any.
If the international underwriters’ option to purchase additional Class A ordinary shares is exercised in full, the additional Class A ordinary shares to be issued pursuant thereto will represent approximately 1.2% of our total Class A ordinary shares issued and outstanding immediately following the completion of the Global Offering. If the international underwriters exercise their option to purchase additional Class A ordinary shares, an announcement will be made.
Lock-Up Agreements
Undertakings by the Selling Shareholders of the Company
Each of the Selling Shareholders (the “Relevant Selling Shareholder”) has entered into a deed of lock-up undertaking (the “Undertaking”), pursuant to which, during the period commencing on the Listing Date and ending on the date which is the 120 days from the Listing Date (the “Restricted Period”), the Relevant Selling Shareholder will not, and will cause its affiliates, nominee, trustee holding in trust for the Relevant Selling Shareholder (where applicable) not to, without the prior written consent of the Joint Global Coordinators (for themselves and on behalf of the Underwriters), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or ordinary shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the Relevant Selling Shareholder or any other securities convertible into or exercisable or exchangeable for ADSs or ordinary shares (including without limitation, any such ADSs, ordinary shares or such other securities which may be deemed to be beneficially owned by the Relevant Selling Shareholder and securities that may be issued upon exercise of a share option or warrant) (collectively with the ADSs and ordinary shares, the “Restricted

Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Restricted Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Restricted Securities, or (4) publicly disclose the intention to do any of the foregoing. Notwithstanding the foregoing, the Relevant Selling Shareholder may:
(a)
transfer its Restricted Securities (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the Relevant Selling Shareholder or the immediate family of the Relevant Selling Shareholder, (iv) if the Relevant Selling Shareholder is a corporation, to its wholly owned subsidiary, (v) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (vi) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee, (vii) as part of a sale of the Relevant Selling Shareholder’s Restricted Securities in the Global Offering, or pursuant to the stock borrowing agreement for the purpose of facilitating the settlement of over-allocations in connection with the Global Offering, or in open market transactions after the closing date for the Global Offering, or (viii) to the Company in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase ADSs or ordinary shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such ADSs or ordinary shares received upon such exercise, vesting or settlement shall be subject to the terms of the Undertaking, and provided further that any such restricted share units, options, warrants or rights are held by the Relevant Selling Shareholder pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan, each such agreement or plan which is described in the registration statement, the pricing disclosure package and this Prospectus;

provided that (A) in the case of any transfer pursuant to clause (i), (ii), (iii), (iv), and (v) above, such transfer shall not involve a disposition for value and each donee, devisee, or transferee shall execute and deliver to the Joint Global Coordinators (for themselves and on behalf of the Underwriters) a lock-up letter in the form of the Undertaking, (B) in the case of any transfer pursuant to clause (a)(i), (ii), (iii), (iv), (vii), and (viii), no filing by any party (donor, donee, devisee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above), and (C) in the case of any transfer pursuant to clause (a)(v) and (vi), it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of ADSs or ordinary shares in connection with such transfer shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b)
exercise outstanding options, settle restricted share units or other equity awards or exercise warrants pursuant to plans described in the registration statement, the pricing disclosure package and this Prospectus; provided that any Restricted Securities received upon such exercise, vesting or settlement shall be subject to the terms of the Undertaking;

(c)
convert outstanding preferred shares, warrants to acquire preferred shares or convertible securities into ADSs or ordinary shares or warrants to acquire ADSs or ordinary shares; provided that any such ADSs or ordinary shares or warrants received upon such conversion shall be subject to the terms of the Undertaking;

(d)
establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of the Restricted Securities; provided that (1) such plans do not provide for the transfer of Restricted Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan; and

(e)
sell the ordinary shares by the Relevant Selling Shareholder pursuant to the terms of the Underwriting Agreements, if applicable.

Conditions of the Global Offering
Acceptance of all applications for Offer Shares will be conditional on:
•
the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class A ordinary shares in issue and to be issued pursuant to the Global Offering (including the Shares which may be issued pursuant to the exercise of the option of the international underwriters to purchase additional Class A ordinary shares) and the Class A ordinary shares to be issued pursuant to the Share Incentive Plan, and such approval not subsequently having been withdrawn or revoked prior to the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange;

•
the pricing of the Offer Shares having been agreed between the Joint Global Coordinators (for themselves and on behalf of the underwriters), the selling shareholders and us;

•
the execution and delivery of the international underwriting agreement on or around the price determination date; and

•
the obligations of the Hong Kong underwriters under the Hong Kong underwriting agreement and the obligations of the international underwriters under the international underwriting agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this document.
If, for any reason, we do not agree with the Joint Global Coordinators (for themselves and on behalf of the underwriters) on the pricing of the Offer Shares on or before Sunday, April 17, 2022, the Global Offering will not proceed and will lapse.
The consummation of each of the Hong Kong public offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.
Share certificates for the Offer Shares will only become valid at 8:00 a.m. on April 22, 2022, provided that the Global Offering has become unconditional in all respects at or before that time.
Dealings Arrangements
Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Friday, April 22, 2022, it is expected that dealings in the Class A ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on Friday, April 22, 2022. The Class A ordinary shares will be traded in board lots of 100 Class A ordinary shares each and the stock code of the Class A ordinary shares will be 2390.
Indemnification
We have agreed to indemnify the several underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Stabilization
Stabilization is a practice used by underwriters in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market, during a specified period of time, to curb and, if possible, prevent any decline in the market price of the securities below the offer price. It may be effected in jurisdictions where it is permissible to do so and subject to all applicable laws and regulatory requirements. In Hong Kong, the price at which stabilization is effected is not permitted to exceed the Public Offer Price.
We have appointed Credit Suisse (Hong Kong) Limited as the stabilizing manager. In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Class A ordinary shares at a level higher than that which might otherwise prevail for a limited period after the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong public offering.
Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (b) selling or agreeing to sell the Class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (c) purchasing, or agreeing to purchase, the Class A ordinary shares pursuant to the over- allotment option in order to close out any position established under clauses (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the Class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (e) selling or agreeing to sell any Shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.
Specifically, prospective applicants for and investors in the Offer Shares should note that:
•
the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the Class A ordinary shares;

•
there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•
liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the Shares;

•
no stabilizing action can be taken to support the price of the Class A Ordinary Shares for longer than the stabilization period, which will begin on the Listing Date, and is expected to expire on Saturday, May 14, 2022, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for the Class A Ordinary Shares, and therefore the price of the Shares, could fall;

•
the price of the Class A ordinary shares cannot be assured to stay at or above the Public Offer Price by the taking of any stabilizing action; and

•
stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the Hong Kong public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Offer Shares.

We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.
Activities by Underwriters
Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting.
The underwriters and their affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.
In relation to the Class A ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the Class A ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the Class A ordinary shares (which financing may be secured by the Class A ordinary shares) in the Global Offering, proprietary trading in the Class A ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class A ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class A ordinary shares, which may have a negative impact on the trading price of the Class A ordinary shares. All such activities could occur in Hong Kong and elsewhere in the world and may result in the underwriters and their affiliates holding long and/or short positions in the Class A ordinary shares, in baskets of securities or indices including the Class A ordinary shares, in units of funds that may purchase the Class A ordinary shares, or in derivatives related to any of the foregoing.
In relation to issues by underwriters or their affiliates of any listed securities having the Class A ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class A ordinary shares in most cases.
All such activities may occur both during and after the end of the stabilizing period described in “— Stabilization” above. Such activities may affect the market price or value of the Class A ordinary shares, the liquidity or trading volume in the Class A ordinary shares and the volatility of the price of the Class A ordinary shares, and the extent to which this occurs from day to day cannot be estimated.
It should be noted that when engaging in any of these activities, the underwriters will be subject to certain restrictions, including the followings:
(a)   the underwriters (other than the stabilizing manager, its affiliates or any person acting for it) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to Stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and
(b)   the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.
Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.
Selling Restrictions
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the Offering. This prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations

Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares (i) contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person; and (ii) do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information herein is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Bermuda
The Class A ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
British Virgin Islands
The Class A ordinary shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The Class A ordinary shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a BVI Company), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Canada
The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105,

the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the Class A ordinary shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Class A ordinary shares in the Cayman Islands.
Dubai International Financial Center
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Class A ordinary shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A ordinary shares offered should conduct their own due diligence on the Class A ordinary shares. If you do not understand the contents of this document you should consult an authorized financial advisor.
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no Class A ordinary shares have been offered or will be offered pursuant to the Global Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any Shares at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Class A ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Class A ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any Class A ordinary shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A ordinary shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
The Class A ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the Class A ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.
Japan
The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Kingdom of Saudi Arabia
This prospectus supplement and the accompanying prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”).
The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and the accompanying prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement or the accompanying prospectus.
Prospective purchasers of the Class A ordinary shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser.
Korea
The Class A ordinary shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”), and none of the Class A ordinary shares may be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly in Korea or to any resident of

Korea except pursuant to applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law (the “FETL”) and the decrees and regulations thereunder. Furthermore, the Class A ordinary shares may not be resold to Korean residents unless the purchaser of the Class A ordinary shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Class A ordinary shares.
Kuwait
The Class A ordinary shares have not been registered, authorized or approved for offering, marketing or sale in the State of Kuwait pursuant to Securities and Investment Funds Law of Kuwait No. 31/1990, as amended, and its executive bylaw, and as such the Class A ordinary shares shall not be offered or sold in the State of Kuwait. Interested investors from the State of Kuwait who approach us or any of the underwriters acknowledge this restriction and that this prospectus supplement, the accompanying prospectus and any related materials shall be subject to all applicable foreign laws and rules; therefore, such investors must not disclose or distribute such materials to any other person.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the Class A ordinary shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A ordinary shares as principal, if the offer is on terms that the Class A ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any Class A ordinary shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
PRC
This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the Class A ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Qatar
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the State of Qatar including the rules and regulations of Qatar Financial Centre Authority (“QFCA”) or the Qatar Financial Centre Regulatory Authority (“QFCRA”). The Class A ordinary shares have not been and will not be listed on the Qatar Exchange and are not subject to the rules and regulations of the DSM Internal Regulations applying to the Qatar Exchange, the Qatar Financial Markets Authority (“QFMA”), the Qatar Central Bank (“QCB”), the QFCA or the QFCRA, or any laws of the State of Qatar.
This prospectus supplement and the accompanying prospectus have not been and will not be:
(i)   lodged or registered with, or reviewed or approved by the QFCA, the QFCRA, the QCB or the QFMA; or
(ii)   authorized or licensed for distribution in the State of Qatar, and the information contained in this prospectus supplement or the accompanying prospectus does not, and is not intended to, constitute a public or general offer or other invitation in respect of shares or other securities in the State of Qatar or the QFC.
The offer of the Class A ordinary shares and interests therein do not constitute a public offer of securities in the State of Qatar under the Commercial Companies Law No. (5) of 2002 (as amended) or otherwise under any laws of the State of Qatar, including the rules and regulations of the QFCA or QFCRA.
The Class A ordinary shares are only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such Shares. No transaction will be concluded in the jurisdiction of the State of Qatar (including the jurisdiction of the Qatar Financial Centre). We are not regulated by the QCB, QFMA, QFC Authority, QFC Regulatory Authority or any other government authority in State of Qatar. We do not, by virtue of this offering circular, conduct any business in the State of Qatar. Our company is an entity regulated under laws outside the State of Qatar.
Singapore
Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any Class A ordinary shares or caused the Class A ordinary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any Class A ordinary shares or cause the Class A ordinary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the Class A ordinary shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The Class A ordinary shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
(a)
the offer, transfer, sale, renunciation or delivery is to:

(i)
persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)
the South African Public Investment Corporation;

(iii)
persons or entities regulated by the Reserve Bank of South Africa;

(iv)
authorized financial service providers under South African law;

(v)
financial institutions recognized as such under South African law;

(vi)
a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)
any combination of the person in (i) to (vi); or

(b)
the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Switzerland
The Class A ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange Ltd. (“SIX”) or any other stock exchange or other regulated trading facility in Switzerland. This offering circular has been prepared without regard to the disclosure standards for issuance of prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations or disclosure standards for listing prospectuses under Article 27 et seqq. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the Class A ordinary shares or the offering thereof may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the offering of the Class A ordinary shares, us or the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A ordinary shares.
Taiwan
The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.
United Arab Emirates
The Class A ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
United Kingdom
In relation to the United Kingdom, no Class A ordinary shares have been offered or will be offered pursuant to the offering contemplated by this prospectus to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any Class A ordinary shares at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the Class A ordinary shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Class A ordinary shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

TAXATION
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or brought within the jurisdiction of, the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on dividend payments.
PRC Taxation
Under the PRC Enterprise Income Tax Law effective from January 1, 2008, our PRC subsidiaries, and consolidated affiliated entities and their subsidiaries are subject to the statutory rate of 25%, subject to preferential tax treatments available to qualified enterprises in certain encouraged sectors of the economy.
Enterprises that qualify as “high and new technology enterprises” are entitled to a preferential rate of 15% for three years. Enterprises that qualify as “small low-profit enterprises” are entitled to a preferential rate of 20%. Specifically, during the period from January 1, 2019 to December 31, 2021, the portion of annual taxable income amount of a small low-profit enterprise not exceeding RMB1 million is computed at a reduced rate of 25% as taxable income amount, subject to an enterprise income tax rate of 20%, and the portion of annual taxable income amount exceeding RMB1 million and not exceeding RMB3 million is computed at a reduced rate of 50% as taxable income amount, subject to an enterprise income tax rate of 20%.
Zhizhe Sihai was certified as a “high and new technology enterprise” under the relevant PRC laws and regulations, and accordingly was eligible for a preferential tax rate of 15% in each of 2019, 2020, and 2021. Some of our subsidiaries were “small low-profit enterprises” under the relevant PRC laws and regulations, and accordingly were eligible for a preferential tax rate of 20% in each of 2019, 2020, and 2021. Our other PRC entities were subject to enterprise income tax at a rate of 25% in 2019, 2020, and 2021. Pursuant to the PRC Enterprise Income Tax Law, a 5% or 10% withholding tax is levied on dividends declared to foreign investors from China effective from January 1, 2008.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or Class A ordinary shares by a U.S. Holder (as defined below) that acquires our ADSs and holds our ADSs as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, alternative minimum tax, and other non-income tax considerations, the Medicare tax on certain net investment income or any state, local, or non-U.S. tax considerations, relating to the ownership or disposition of our ADSs or Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
•
banks and other financial institutions;

•
insurance companies;

•
pension plans;

•
cooperatives;

•
regulated investment companies;

•
real estate investment trusts;

•
broker-dealers;

•
traders that elect to use a mark-to-market method of accounting;

•
certain former U.S. citizens or long-term residents;

•
tax-exempt entities (including private foundations);

•
holders who acquire their ADSs or Class A ordinary shares pursuant to any employee share option or otherwise as compensation;

•
investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes;

•
investors that have a functional currency other than the U.S. dollar;

•
persons that actually or constructively own 10% or more of our stock (by vote or value); or

•
partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or Class A ordinary shares through such entities;

all of whom may be subject to tax rules that differ significantly from those discussed below.
Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ADSs or Class A ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or Class A ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or Class A ordinary shares.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be classified as a PFIC for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Although the law in this regard is not entirely clear, we treat our VIE and its subsidiaries as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them. As a result, we consolidated their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of our VIE for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.
Assuming that we are the owner of our VIE (including its subsidiaries) for United States federal income tax purposes, and based upon our current and expected income and assets, including goodwill and other unbooked intangibles, we do not believe that we were a PFIC for the taxable year ended December 31, 2021 and we do not expect to be a PFIC for the current taxable year or the foreseeable future. While we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we will be or become a PFIC for any taxable is a fact intensive determination made annually that depends, in part, upon the composition of our income and assets. Fluctuations in the market price of our ADSs may cause us to be or become classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our ADSs from time to time (which may be volatile). In particular, recent decline in the market price of our ADSs significantly increased our risk of becoming a PFIC. The market price of our ADSs may continue to decline and, consequently, we cannot assure you of our PFIC status for any taxable year. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming classified as a PFIC may substantially increase. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.
The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC for any taxable year are discussed below under “— Passive Foreign Investment Company Rules.”
Dividends
Any cash distributions (including the amount of any PRC tax withheld) paid on our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction generally allowed to corporations. A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our ADSs or ordinary shares on which the dividends are paid are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the United States-PRC income tax treaty (the “Treaty”), (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. Our ADSs (but not our Class A ordinary shares) are readily tradeable on the New York Stock Exchange, which is an established securities market in the United States. There can be no assurance, however, that our ADSs will be considered readily tradeable on an established securities market in later years.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “— PRC Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Class A ordinary shares, regardless of whether such shares are represented by the ADSs, would be eligible for the reduced rates of taxation described in the preceding paragraph.
Dividends paid on our ADSs or ordinary shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ADSs or Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or Class A ordinary shares. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. In the event that gain from the disposition of the ADSs or Class A ordinary shares is subject to tax in China, a U.S. Holder may elect to treat such gain as PRC-source gain under the Treaty. Pursuant to recently issued Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or common shares. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit or deduction under their particular circumstances, their eligibility for benefits under the Treaty, and the potential impact of the recently issued Treasury Regulations..
Passive Foreign Investment Company Rules
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or Class A ordinary shares), and (ii) any gain realized on the sale or other disposition of ADSs or Class A ordinary shares. Under the PFIC rules:
•
the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Class A ordinary shares;

•
the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•
the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares and any of our subsidiaries, our VIE or any of its subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries, our VIE, or its subsidiaries.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded on a qualified exchange or other market, as defined in applicable United States Treasury regulations. For those purposes, our ADSs, but not our Class A ordinary shares, are listed on the New York Stock Exchange, which is a qualified exchange. We anticipate that our ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ADSs or Class A ordinary shares if we are or become a PFIC.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities law and New York State law. We are being represented by Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters as to Hong Kong law. The underwriters are being represented by Clifford Chance US LLP and Clifford Chance with respect to certain legal matters as to United States federal securities law, New York State law, and Hong Kong law. The validity of the Class A ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by Jingtian & Gongcheng. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law. Clifford Chance US LLP and Clifford Chance may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

PROSPECTUS
Zhihu Inc.
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, selling shareholders (if any) to be named in a prospectus supplement may offer and sell our ordinary shares or ADSs held by them. We will not receive any proceeds from the sale of our ordinary shares or ADSs by selling shareholders (if any).
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 52 of this prospectus.
The ADSs are listed on the New York Stock Exchange under the symbol “ZH.” On April 7, 2022, the last reported sale price of the ADSs on the New York Stock Exchange was US$2.63 per ADS.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 20 of this prospectus, included in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
Zhihu Inc. is a Cayman Islands holding company with no equity ownership in its VIEs and their subsidiaries and not a Chinese operating company. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs, with which we have maintained contractual arrangements, and their subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunication services and certain other businesses. Accordingly, we operate these businesses in China through our VIEs and their subsidiaries, and rely on contractual arrangements among our PRC subsidiaries, our VIEs, and their nominee shareholders to control the business operations of our VIEs. Revenues contributed by our VIEs accounted for 15.3%, 27.4%, and 25.9% of our total revenues in 2019, 2020, and 2021, respectively. As used in this prospectus, “we,” “us,” “our company,” “our,” or “Zhihu” refers to Zhihu Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, our VIEs in China, including but not limited to Beijing Zhizhe Tianxia Technology Co., Ltd., or Zhizhe Tianxia, Shanghai Pinzhi Education Technology Co., Ltd., or Shanghai Pinzhi, and Shanghai Biban Network Technology Co., Ltd., or Shanghai Biban. Investors in our ADSs are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.
Our corporate structure is subject to risks associated with our contractual arrangements with our VIEs. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and VIEs and their subsidiaries, and investors of our company face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F, which is incorporated herein by reference.

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the Public Company Accounting Oversight Board, or the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in United States or other foreign country. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in the 2021 Form 20-F.
The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections. Our ADSs may will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In addition, the proposed changes to the law would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs may be prohibited from over-the-counter trading or delisted. If the proposed provision is enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023.
Zhihu Inc. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and VIEs in China. As a result, although other means are available for us to obtain financing at the holding company level, Zhihu Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by our VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Zhihu Inc. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Our Company — Cash and Asset Flows Through Our Organization” in this Prospectus.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 8, 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and/or any selling shareholder may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or any selling shareholder may offer. Each time we and/or any selling shareholder use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
•
“ADSs” refers to our American depositary shares. Two ADSs represent one Class A ordinary share;

•
“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macao;

•
“Class A ordinary shares” refers to Class A ordinary shares of the share capital of our company with a par value of US$0.000125 each, conferring a holder of a Class A ordinary share one vote per share on any resolution tabled at our company’s general meeting;

•
“Class B ordinary shares” refers to Class B ordinary shares of the share capital of our company with a par value of US$0.000125 each, conferring weighted voting rights in our company such that a holder of a Class B ordinary share is entitled to 10 votes per share on all matters subject to the vote at general meetings of our company;

•
“shares” or “ordinary shares” refers to our ordinary shares, which include both Class A and Class B ordinary shares, par value US$0.000125 per share;

•
“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

•
“VIEs” refers to variable interest entities and “our VIEs” refers to Beijing Zhizhe Tianxia Technology Co., Ltd., or Zhizhe Tianxia, Shanghai Pinzhi Education Technology Co., Ltd., or Shanghai Pinzhi, and Shanghai Biban Network Technology Co., Ltd., or Shanghai Biban; and

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“Zhihu,” “we,” “us,” “our company,” or “our” refers to Zhihu Inc., a Cayman Islands holding company, and its subsidiaries and, when describing our operations and consolidated financial information, also including our VIEs and their respective subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars in this prospectus are made at a rate of RMB6.3726 to US$1.00, the exchange rate in effect as of December 30, 2021 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
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our goals and strategies,

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our future business development, financial condition, and results of operations,

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the expected outlook of the online content market in China,

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our expectations regarding demand for and market acceptance of our products and services,

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our expectations regarding our relationships with our users, clients, business partners, and other stakeholders,

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competition in our industry,

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relevant government policies and regulations relating to our industry, and

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general economic and business conditions globally and in China.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
“Do you know?”

The question is embedded in Zhihu ( )’s Chinese meaning.

A question is not only a yearning for the undiscovered, but also the start of a journey to learn, engage, and share. Zhihu is an iconic online content community where people come to find solutions, make decisions, seek inspiration, and have fun. On Zhihu, our users explore and enjoy content that broadens horizons, provides solutions, and resonates with minds, which we refer to as “fulfilling content” ( ), ranging from daily life choices such as the right television or mobile phone, an inspirational holiday hide-away, a puzzle book, or a reality show, to sophisticated knowledge or unique experience such as learning about the Tiangong space station or visiting a 2022 Winter Olympics venue, and to bigger decisions such as a right college or a good exam preparation program, career choices, or managing a relationship or expecting a baby. A full spectrum of high-quality content on Zhihu appeals to an ever growing user base and content creators, who have come to Zhihu to share their knowledge, experience, and insights. Zhihu goes beyond that first question, and brings people together through their commonality.
What Is Our Mission?
We believe that everyone can share and contribute with their own wealth of knowledge, experience, and insights, and we aim to empower everyone to do so and find their own answers.
What Have We Accomplished?
Today, Zhihu is one of the top five comprehensive online content communities and the largest Q&A-inspired online community in China, both in terms of average mobile MAUs and revenue in 2019, 2020, and 2021, according to CIC. Zhihu is a leading online content community widely regarded as offering the highest-quality content in China, according to the CIC Survey. In the fourth quarter of 2021, Zhihu had 99.6 million average mobile MAUs, 500 million average monthly viewers, and 390 million average monthly engagements. As of December 31, 2021, Zhihu had 55 million cumulative content creators, who had contributed 420 million cumulative Q&As covering over 1,000 verticals. Our revenue increased from RMB670.5 million in 2019 to RMB1.4 billion in 2020, and further to RMB3.0 billion (US$464.4 million) in 2021, representing a CAGR of 110.1% from 2019.
Launched in 2010, we have been dedicated to expanding our content and service offerings to meet the diverse needs of our users, content creators, and business partners. A content-centric business model has been formed during our development and continues to evolve. We have grown from a Q&A community into one of the largest comprehensive online content communities in China. We have pioneered to offer paid memberships and developed content-commerce solutions for merchants and brands. We continue to leverage our content-centric business model and launch new monetization channels such as offering vocational training and e-commerce related services. However, we believe that we are still at an early stage of monetization with significant runway for growth across a span of monetization channels.
What Makes Zhihu Great?
The Zhihu model is centered around a virtuous cycle that seeks to achieve a content equilibrium between what our content creators contribute and what our users consume. Zhihu encompasses the evolving interplay of this equilibrium with our community and our brand. We continually reinforce Zhihu with its technological foundation and we seek to achieve optimal monetization and deliver value to our shareholders and other stakeholders.

Our users and content creators actively interact with each other and share knowledge, experience, and insights, forming a content ecosystem spanning a wide range of verticals and topics across diverse content forms. Our deep content and user insights play an essential role in optimizing user experience and maintaining robust community governance, which reinforces our community culture of sincerity, expertise, and respect ( ). Our sound community culture and trustworthy brand further strengthen our content ecosystem, which attracts and retains more users and content creators to our community. Our superior technology infrastructure supports our business in various aspects, from understanding our users and content quality, promoting fulfilling content and user engagement, nurturing our community, to enhancing our content and service offerings and forging a trustworthy brand. As we continue to enhance user experience and serve our users, content creators, and business partners, we have established diverse and expanding content-centric monetization channels. This self-reinforcing cycle has been emerging with our growth and solidify our leaderships.
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Our Content.  We are content-obsessed. We believe that the quality of Zhihu content is vital to our business. We relentlessly strive to enhance the quality of the Zhihu content through better understanding of our content creators and deeper comprehension of the Zhihu content. Leveraging our years of accumulation of the Zhihu content, we consider content that broadens horizons, provides solutions, and resonates with minds to be exemplary high-quality content, which we refer to as “fulfilling content.” We strive to understand why such content is fulfilling through our evolving and developing technological capabilities so that we can maintain and further enhance the fulfillness of the Zhihu content. We believe that this “fulfillness” approach that helps us better comprehend our content, combined with our TopicRank algorithms that help us better comprehend content through the understanding of content creators, could deepen our capability to manage our content operations. As of December 31, 2021, our community had 490 million cumulative pieces of content, including 420 million cumulative Q&As, covering over 1,000 verticals and 1.8 million topics. From time to time, we launch various initiatives and campaigns to further enhance the depth, breadth, and quality of the Zhihu content. For example, we seek to become a popular destination for timely content inviting in-depth discussion of trending events, which further encourages a high level of content creation and user engagement.

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Our Users.  We have amassed a fast growing, diverse, and highly engaged user base. Zhihu had 99.6 million average mobile MAUs in the fourth quarter of 2021, representing a 38.1% year-over-year increase. Our high-quality content has enabled us to expand our user base rapidly at low cost, while maintaining high user engagement and loyalty. In the fourth quarter of 2021, our daily active users opened the Zhihu app an average of approximately 6 times per day and generated 390 million average monthly engagements. For our YanPlus users, the average 12th-month retention rate in 2020 was 73%.

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Our Content Creators.  The trustworthy Zhihu brand naturally inspires our users to contribute and become content creators. We provide multiple tools and utilities for content creators to contribute high-quality content to our community. In return, content creators can have fulfilling experience in their creative works, receive recognition in our community and beyond, and be rewarded financially through multiple channels. Our cumulative content creators reached 55 million as of December 31, 2021. In the fourth quarter of 2021, Zhihu had 2.7 million average monthly active content creators, and 13 million average monthly pieces of content were created. Our users and content creators complement each other, sharing their collective intelligence to create a marketplace of answers

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Our Community.  Through years of content operations, we have cultivated a community culture of sincerity, expertise, and respect ( ). We have established and been iterating a set of community governance system overseen and implemented by our experienced community management team. Equipped with our proprietary know-how and AI-powered content assessment algorithms, our community management team promptly and effectively identifies and responds to inappropriate content to enhance user experience and maintain sound community culture. In addition, we enable users to safeguard an open and inclusive environment through content quality improvement process and dispute review process. By optimizing user experience, our community fosters a healthy environment for vibrant content creation, which in turn naturally strengthens our community culture.

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Our Brand.  The Zhihu brand is increasingly associated with trustworthiness in the Chinese internet community. The strong brand fosters a vibrant online community where fast-growing users and content creators are eager to contribute and engage while respecting diversity and valuing constructiveness, which further optimizes our user and content creator experience. We also believe that our brand strength can help with the monetization through branded merchandise and IP monetization on the Zhihu platform. The Zhihu brand is proven instrumental in further enhancing our user growth, content quality, and monetization.

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Our Monetization.  The ever-growing Zhihu content provides us with a natural avenue for monetization. Over time, our content-centric monetization channels have expanded to include online advertising, paid membership, content-commerce solutions, vocational training, and other services such as e-commerce related services. We are the first to have launched integrated content-commerce solutions at scale, and the largest among online content communities in terms of revenue generated from integrated content-commerce solutions in 2020 and 2021, according to CIC. In addition, we are the first and remains as of the date of this prospectus the only Q&A-inspired online community to have launched a subscription-based paid membership program, and the largest in terms of paid membership revenue among Q&A-inspired online communities in 2020 and 2021, according to CIC. As we are still at an early stage of monetization, we incurred operating losses and net operating cash outflows during 2019, 2020, and 2021. We plan to further improve the capabilities of our current monetization channels by improving the effectiveness of online advertising based on more accurate distribution to appropriate users and more diverse content products, expanding our high-quality premium content library for paid membership services, and providing merchants and brands with better content-centric marketing solutions and higher marketing effectiveness. We also plan to diversify our revenue streams by identifying opportunities and implementing new initiatives in content space to fulfill the needs of our users while generating commercial value for content creators and business partners. As we continue to expand the Zhihu product offerings and enhance content quality to satisfy the diverse user needs, we naturally deepen our monetization and will continue to launch more monetization channels, enabling us to create and deliver value to our shareholders and other stakeholders.

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Our Technology.  Our superior technological infrastructure supports our content operations. We are the only online Q&A community in China to adopt topic ranking algorithms to assess the quality of content based on analysis of users’ credentials and community engagements, according to CIC. Our AI-powered TopicRank algorithms assess a user’s credentials and engagement through, and to the extent of, all relevant information about the user available to Zhihu, including the user information voluntarily and lawfully provided to Zhihu, the content created by the user, the engagement by the user in the Zhihu community, the engagement by other users with the user in the Zhihu community, and whether the user has been recognized by Zhihu as a reputable expert in a particular field already. All users’ credentials and engagements thus will be assessed and continually updated. We believe that our TopicRank algorithms and our “fulfillness” approach, which we are currently developing, could enhance our capability to manage content operations. Our feed recommendation and search systems are continually optimized to prioritize distribution of high-quality content to enhance user experience, allowing us to recommend the most desirable content to appropriate users. Our question routing system accurately distributes questions to relevant users to encourage content creation. Our low-quality content filtering system and anti-spamming system help ensure content appropriateness and a healthy community environment.

From 2019 to 2021, we achieved significant business growth yet incurred net loss and net operating cash outflow, primarily attributable to our content-related cost that helped build our rich content library, sales and marketing expenses for promotional and advertising activities, and research and development expenses to enhance technological infrastructure. Our revenue increased from RMB670.5 million in 2019 to RMB1.4 billion in 2020, and further to RMB3.0 billion (US$464.4 million) in 2021, representing a CAGR of 110.1% from 2019. Our gross profit increased from RMB312.3 million in 2019 to RMB757.8 million in 2020, and further to RMB1.6 billion (US$243.8 million) in 2021. Our net loss was RMB1.0 billion in 2019, RMB517.6 million in 2020, and RMB1.3 billion (US$203.8 million) in 2021. We had net operating cash outflows of RMB715.5 million, RMB244.4 million, and RMB440.2 million (US$69.1 million) in 2019, 2020, and 2021, respectively. We expect to continue incurring net loss and net operating cash outflow in the near future as we continue to strategically incurred expenditures to build up and expand our content ecosystem to further enhance Zhihu’s content quality and content portfolio, promote community culture and user engagement, and solidify organic growth.
Corporate Information
Our principal executive offices are located at A5 Xueyuan Road, Haidian District, Beijing 100083, People’s Republic of China. Our telephone number at this address is +86 (10) 8271-6605. Our registered office in the Cayman Islands is located at offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part. Our main website is www.zhihu.com. The information contained on our website is not a part of this prospectus.
Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 8, 2022 (File No. 001-40253), or the 2021 Form 20-F, and our current report on Form 6-K furnished to the SEC on April 8, 2022 (File No. 001-40253), including Exhibit 99.1 titled “Zhihu Inc. Supplemental and Updated Disclosure,” or the Super 6-K. See “Incorporation of Certain Documents by Reference” in this prospectus.
Our Holding Company Structure and Contractual Arrangements with Our VIEs and Their Shareholders
Zhihu Inc. is a Cayman Islands holding company with no equity ownership in its VIEs and their subsidiaries and not a Chinese operating company. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs, with which we have maintained contractual arrangements, and their subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunication services and certain other businesses. Accordingly, we operate these businesses in China through our VIEs and their subsidiaries, and rely on contractual arrangements among our PRC subsidiaries, our VIEs, and their nominee shareholders to control the business operations of our VIEs. Revenues contributed by our VIEs accounted for 15.3%, 27.4%, and 25.9% of our total revenues in 2019, 2020, and 2021, respectively. As used in this prospectus, “we,” “us,” “our company,” “our,” or “Zhihu” refers to Zhihu Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, our VIEs in China, including but not limited to Beijing Zhizhe Tianxia Technology Co., Ltd., or Zhizhe Tianxia, Shanghai Pinzhi Education Technology Co., Ltd., or Shanghai Pinzhi, and Shanghai Biban Network Technology Co., Ltd., or Shanghai Biban. Investors in our Class A ordinary shares and ADSs are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.
A series of contractual agreements, including exclusive business cooperation agreement or exclusive technology development, consultancy and services agreements, shareholders’ rights entrustment agreement or powers of attorney, share pledge agreements, and exclusive option agreements, have been entered into by and among our PRC subsidiaries, our VIEs, and their respective shareholders. There is no material difference between the effect of each set of contractual arrangements. As a result of the contractual arrangements, we have effective control over and are considered the primary beneficiary of our VIEs, and we have consolidated the financial results of these companies in our consolidated financial statements. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with Our VIEs and Their Shareholders” in our 2021 Form 20-F.
However, the contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs and their subsidiaries and we may incur substantial costs to enforce the terms of the arrangements. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — Our contractual arrangements may not be as effective in providing operational control as direct ownership and shareholders of our VIEs may fail to perform their obligations under our contractual arrangements” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — The equity holders, directors, and executive officers of our VIEs, as well as our employees who execute other strategic initiatives may have potential conflicts of interest with our company” in our 2021 Form 20-F.

There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with our VIEs and their nominee shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or, if adopted, what they would provide. If we or any of our VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required licenses, permits, registrations, or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — Our current corporate structure and business operations may be affected by the Foreign Investment Law” in our 2021 Form 20-F.

Our corporate structure is subject to risks associated with our contractual arrangements with our VIEs. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and VIEs and their subsidiaries, and investors of our company face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a whole. For a detailed description of the risks associated with our corporate structure, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our 2021 Form 20-F.
We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the Public Company Accounting Oversight Board, or the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2021 Form 20-F.
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s oversight over our business operations could result in a material adverse change in our operations and the value of our ADSs” in our 2021 Form 20-F.
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The legal system in China embodies uncertainties which could limit the legal protections available to us or impose additional requirements and obligations on our business, and PRC laws, rules, and regulations can evolve quickly, which may materially and adversely affect our business, financial condition, and results of operation” in our 2021 Form 20-F.
The Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC should prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB, which may impact our ability to remain listed on a United States or other foreign exchange. The related risks and uncertainties could cause the value of our ADSs to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — Our ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or as early as 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries and VIEs in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our PRC subsidiaries and VIEs and their subsidiaries have obtained the requisite licenses, permits, and registrations from the PRC government authorities that are material for their business operations in China, including, among others, Value-Added Telecommunication Business Operation Licenses, or ICP Licenses, Internet Cultural Business Licenses, or ICB Licenses, Radio and Television Program Production and Operation Licenses, an Internet Medicine Information Services Qualification, and Publication Operation Licenses. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions in this regard, our business, financial condition, and results of operations may be materially and adversely affected” in our 2021 Form 20-F.
Furthermore, in connection with our issuance of securities to foreign investors, under current PRC laws, regulations, and rules, as of the date of this prospectus, we, our PRC subsidiaries and our VIEs, (i) are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or denied such permissions by any PRC authority.
However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas by and/or foreign investment in China-based issuers. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s oversight over our business operations could result in a material adverse change in our operations and the value of our Class A ordinary shares and ADSs” in our 2021 Form 20-F.
Cash and Asset Flows Through Our Organization
Zhihu Inc. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and VIEs in China. As a result, although other means are available for us to obtain financing at the holding company level, Zhihu Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by our VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Zhihu Inc. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Item 5. Operating and Financial Review and Prospects — Liquidity and Capital Resources — Holding Company Structure” of our 2021 Form 20-F.
Our VIEs may transfer cash to the relevant WFOE by paying service fees according to the exclusive business cooperation agreement or exclusive technology development, consultancy and services agreements. In 2019, 2020, and 2021, the total amount of such service fees that VIEs paid to the relevant WFOE under the relevant agreements was RMB215.2 million, RMB159.7 million and RMB45.6 million, respectively.

Under PRC laws and regulations, our PRC subsidiaries and VIEs and their subsidiaries are subject to certain restrictions with respect to payment of dividends or otherwise transfers of any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange, or SAFE. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of our VIEs in which we have no legal ownership. As of December 31, 2019, 2020, and 2021, the total amount of such restriction to which our PRC subsidiaries and VIEs and their subsidiaries are subject was RMB143.5 million, RMB754.4 million, and RMB3.6 billion (US$560.7 million), respectively. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — Risk Factors — Risks Relating to Doing Business in China — We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could materially and adversely affect our ability to conduct our business or financial condition” of our 2021 Form 20-F.
Under PRC laws, Zhihu Inc. may fund our PRC subsidiaries only through capital contributions or loans, and fund our VIEs or their subsidiaries only through loans, subject to satisfaction of applicable government registration and approval requirements. As of December 31, 2019, 2020, and 2021, the aggregate amount of capital contribution by Zhihu Inc. to our intermediate holding companies and subsidiaries was RMB4.5 billion, RMB5.9 billion, and RMB10.5 billion (US$1.7 billion), respectively, and the outstanding balance of the principal amount of loans by Zhihu Inc. to our VIEs and their subsidiaries was RMB45.7 million, RMB45.7 million, and RMB51.7 million (US$8.1 million), respectively.
In 2019, 2020, and 2021, no assets other than cash were transferred through our organization.
Zhihu Inc. has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings our business operations.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. If we pay any dividends on our Class A ordinary shares, we will pay those dividends that are payable in respect of the Class A ordinary shares underlying our ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to holders of ADSs in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.
Financial Information Relating to Our VIEs
The following tables present the condensed consolidating schedules for our consolidated variable interest entities and other entities for the years and as of the dates indicated.

Selected Condensed Consolidated Statements of Operations and Comprehensive Loss Data
	For the Year Ended December 31, 2021
	Parent Company	Other Subsidiaries	WFOEs as Primary Beneficiaries	VIEs and Their Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Inter-company revenues(1)(4)	—	85,835	1,817,488	196	(1,903,519)	—
Third-party revenues	—	2,187,253	6,039	766,032	—	2,959,324
Inter-company cost(1)(4)	—	(1,487,138)	(85,844)	(330,486)	1,903,468	—
Third-party cost	—	(444,113)	(587,920)	(373,390)	—	(1,405,423)
Gross profit	—	341,837	1,149,763	62,352	(51)	1,553,901
Others, net	—	11,770	(13,075)	(3,137)	51	(4,391)
Share of loss of subsidiaries and VIEs and VIEs’ subsidiaries(2)	(1,268,461)	(1,308,592)	(22,746)	—	2,599,799	—
Loss before income tax	(1,298,880)	(1,267,933)	(1,308,592)	(17,831)	2,599,799	(1,293,437)
Income tax expense	—	(2,008)	—	(3,435)	—	(5,443)
Net loss	(1,298,880)	(1,269,941)	(1,308,592)	(21,266)	2,599,799	(1,298,880)
Foreign currency translation adjustments	(143,190)	(65,566)	—	—	65,566	(143,190)
Accretions of convertible redeemable preferred shares to redemption value	(170,585)	—	—	—	—	(170,585)
Comprehensive loss attributable to Zhihu Inc.’s shareholders	(1,612,655)	(1,335,507)	(1,308,592)	(21,266)	2,665,365	(1,612,655)
	For the Year Ended December 31, 2020
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Inter-company revenues(1)(4)	—	30,547	991,771	1,113	(1,023,431)	—
Third-party revenues	—	982,821	442	368,933	—	1,352,196
Inter-company cost(1)(4)	—	(804,374)	(31,064)	(187,993)	1,023,431	—
Third-party cost	—	(101,203)	(315,598)	(177,598)	—	(594,399)
Gross profit	—	107,791	645,551	4,455	—	757,797
Share of loss of subsidiaries and VIE and VIE’s subsidiaries(2)	(507,712)	(524,073)	(13,422)	—	1,045,207	—
Loss before income tax	(517,550)	(513,520)	(524,073)	(6,534)	1,045,207	(516,470)
Income tax expense	—	(31)	—	(1,049)	—	(1,080)
Net loss	(517,550)	(513,551)	(524,073)	(7,583)	1,045,207	(517,550)
Foreign currency translation adjustments	(143,326)	(98,859)	—	—	98,859	(143,326)
Accretions of convertible redeemable preferred shares to redemption value	(680,734)	—	—	—	—	(680,734)
Comprehensive loss attributable to Zhihu Inc.’s shareholders	(1,341,610)	(612,410)	(524,073)	(7,583)	1,144,066	(1,341,610)

	For the Year Ended December 31, 2019
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Inter-company revenues(1)(4)	—	26,744	395,960	438	(423,142)	—
Third-party revenues	—	567,074	1,280	102,157	—	670,511
Inter-company cost(1)(4)	—	(364,471)	(26,743)	(31,928)	423,142	—
Third-party cost	—	(59,696)	(226,422)	(72,123)	—	(358,241)
Gross profit	—	169,651	144,075	(1,456)	—	312,270
Share of loss of subsidiaries and VIE and VIE’s subsidiaries(2)	(1,000,119)	(1,010,630)	(15,943)	—	2,026,692	—
Loss before income tax	(1,004,220)	(1,004,310)	(1,010,630)	(11,712)	2,026,692	(1,004,180)
Income tax expense	—	(40)	—	—	—	(40)
Net loss	(1,004,220)	(1,004,350)	(1,010,630)	(11,712)	2,026,692	(1,004,220)
Foreign currency translation adjustments	(4,021)	(14,494)	—	—	14,494	(4,021)
Accretions of convertible redeemable preferred shares to redemption value	(426,781)	—	—	—	—	(426,781)
Comprehensive loss attributable to Zhihu Inc.’s shareholders	(1,435,022)	(1,018,844)	(1,010,630)	(11,712)	2,041,186	(1,435,022)

Selected Condensed Consolidated Balance Sheet Data
	As of December 31, 2021
	Parent Company	Other Subsidiaries	WFOEs as Primary Beneficiaries	VIEs and Their Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Cash and cash equivalents	94,427	478,265	1,525,156	59,313	—	2,157,161
Term deposits	—	2,815,509	—	—	—	2,815,509
Short-term investments	—	941,909	863,182	434,505	—	2,239,596
Trade receivable, net	—	771,225	2,121	58,282	—	831,628
Amounts due from related parties	—	5,818	4,407	7,971	—	18,196
Amounts due from Group companies(3) (4)	12,711	62,646	1,553,054	7,742	(1,636,153)	—
Prepayments and other current assets	42,232	33,149	145,941	50,753	—	272,075
Total current assets	149,370	5,108,521	4,093,861	618,566	(1,636,153)	8,334,165
Property and equipment, net	—	2,700	6,608	557	—	9,865
Intangible assets, net	—	—	2,122	66,186	—	68,308
Goodwill	—	—	—	73,663	—	73,663
Investment in subsidiaries and VIEs and VIEs’ subsidiaries(2)	6,666,713	3,260,373	7,708	—	(9,934,794)	—
Long-term investments	—	19,127	—	—	—	19,127
Term deposits	—	159,393	—	—	—	159,393
Right-of-use assets	—	14,504	106,130	5,878	—	126,512
Other non-current assets	—	791	13,098	243	—	14,132
Total non-current assets	6,666,713	3,456,888	135,666	146,527	(9,934,794)	471,000
Total assets	6,816,083	8,565,409	4,229,527	765,093	(11,570,947)	8,805,165
Accounts payable and accrued liabilities	30,828	455,139	420,510	120,057	—	1,026,534
Salary and welfare payables	—	29,956	281,247	2,473	—	313,676
Taxes payable	—	3,359	60,317	2,508	—	66,184
Contract liabilities	—	108,994	343	130,420	—	239,757
Amounts due to related parties	—	—	67,288	16,303	—	83,591
Amounts due to Group companies(3)(4)	54,601	1,139,697	21,444	420,411	(1,636,153)	—
Short term lease liabilities	—	5,927	32,985	1,613	—	40,525
Other current liabilities	—	89,204	15,706	22,537	—	127,447
Total current liabilities	85,429	1,832,276	899,840	716,322	(1,636,153)	1,897,714
Long term lease liabilities	—	9,130	69,314	3,689	—	82,133
Deferred tax liabilities	—	—	—	14,030	—	14,030
Other non-current liabilities	—	64,700	—	8,439	—	73,139
Total non-current liabilities	—	73,830	69,314	26,158	—	169,302
Total liabilities	85,429	1,906,106	969,154	742,480	(1,636,153)	2,067,016
Total Zhihu Inc.’s shareholders’ equity	6,730,654	6,651,808	3,260,373	22,613	(9,934,794)	6,730,654
Noncontrolling interests	—	7,495	—	—	—	7,495
Total shareholders’ equity	6,730,654	6,659,303	3,260,373	22,613	(9,934,794)	6,738,149
Total liabilities and shareholders’ equity	6,816,083	8,565,409	4,229,527	765,093	(11,570,947)	8,805,165

	As of December 31, 2020
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Cash and cash equivalents	6,834	845,198	19,301	86,487	—	957,820
Term deposits	—	1,092,921	—	—	—	1,092,921
Short-term investments	—	207,035	787,486	51,479	—	1,046,000
Trade receivable, net	—	453,039	700	32,307	—	486,046
Amounts due from related parties	—	5,420	360	8,063	—	13,843
Amounts due from Group companies(3)(4)	11,530	74,839	321,610	6,587	(414,566)	—
Prepayments and other current assets	183	23,781	76,220	23,352	—	123,536
Total current assets	18,547	2,702,233	1,205,677	208,275	(414,566)	3,720,166
Property and equipment, net	—	840	7,212	53	—	8,105
Intangible assets, net	—	—	2,430	21,048	—	23,478
Investment/(deficit) in subsidiaries and VIE and VIE’s subsidiaries(2)	2,760,778	656,208	(58,307)	—	(3,358,679)	—
Right-of-use assets	—	1,180	2,061	—	—	3,241
Other non-current assets	—	241	6,180	30	—	6,451
Total non-current assets	2,760,778	658,469	(40,424)	21,131	(3,358,679)	41,275
Total assets	2,779,325	3,360,702	1,165,253	229,406	(3,773,245)	3,761,441
Accounts payable and accrued liabilities	5,500	235,618	209,409	51,321	—	501,848
Salary and welfare payables	—	15,538	214,772	1,537	—	231,847
Taxes payable	—	3,107	3,372	587	—	7,066
Contract liabilities	—	82,803	200	76,992	—	159,995
Amounts due to related parties	—	—	41,041	4,942	—	45,983
Amounts due to Group companies(3)(4)	26,952	235,311	30,926	121,377	(414,566)	—
Short term lease liabilities	—	1,013	1,880	—	—	2,893
Other current liabilities	—	40,388	7,445	17,103	—	64,936
Total current liabilities	32,452	613,778	509,045	273,859	(414,566)	1,014,568
Total liabilities	32,452	613,778	509,045	273,859	(414,566)	1,014,568
Total mezzanine equity	7,891,348	—	—	—	—	7,891,348
Total shareholders’ (deficit)/equity	(5,144,475)	2,746,924	656,208	(44,453)	(3,358,679)	(5,144,475)
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	2,779,325	3,360,702	1,165,253	229,406	(3,773,245)	3,761,441

Selected Condensed Consolidated Statements of Cash Flow Data
	For the Year Ended December 31, 2021
	Parent Company	Other Subsidiaries	WFOEs as Primary Beneficiaries	VIEs and Their Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Purchases of goods and services from Group Companies(1)	—	(676,191)	(95,561)	(45,579)	817,331	—
Sales of goods and services to Group Companies(1)	—	115,561	701,770	—	(817,331)	—
Other operating/administrative activities with external parties	(3,182)	1,490,154	(2,359,237)	432,031	—	(440,234)
Net cash provided by/(used in) operating activities	(3,182)	929,524	(1,753,028)	386,452	—	(440,234)
Purchases of short-term investments	—	(2,532,000)	(3,016,000)	(870,000)	—	(6,418,000)
Proceeds of maturities of short-term investments	—	1,804,592	2,940,000	490,000	—	5,234,592
Purchases of term deposits	(64,596)	(3,719,638)	(1,162,729)	—	—	(4,946,963)
Proceeds from withdrawal of term deposits	64,707	1,788,963	1,164,726	—	—	3,018,396
Investment in subsidiaries and VIEs and VIEs’ subsidiaries(2)	(4,695,120)	(3,301,321)	—	—	7,996,441	—
Other investing activities with external parties	(19,380)	(2,571)	31,049	(33,626)	—	(24,528)
Net cash used in investing activities	(4,714,389)	(5,961,975)	(42,954)	(413,626)	7,996,441	(3,136,503)
Proceeds from issuance of Class A ordinary shares upon the completion of IPO, net of issuance cost	4,853,293	—	—	—	—	4,853,293
Investment from Group Companies(2)	—	4,695,120	3,301,321	—	(7,996,441)	—
Other financing activities with external parties	15,544	—	7,410	—	—	22,954
Net cash provided by financing activities	4,868,837	4,695,120	3,308,731	—	(7,996,441)	4,876,247
Effect of exchange rate changes on cash and cash equivalents	(63,673)	(29,602)	(6,894)	—	—	(100,169)
Net increase/(decrease) in cash and cash equivalents	87,593	(366,933)	1,505,855	(27,174)	—	1,199,341
Cash and cash equivalents at beginning of the year	6,834	845,198	19,301	86,487	—	957,820
Cash and cash equivalents at end of the year	94,427	478,265	1,525,156	59,313	—	2,157,161

	For the Year Ended December 31, 2020
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Purchases of goods and services from Group Companies(1)	—	(965,110)	(35,230)	(159,651)	1,159,991	—
Sales of goods and services to Group Companies(1)	—	35,230	1,124,761	—	(1,159,991)	—
Other operating/administrative activities with external parties	(2,606)	837,392	(1,304,643)	225,436	—	(244,421)
Net cash provided by/(used in) operating activities	(2,606)	(92,488)	(215,112)	65,785	—	(244,421)
Purchases of short-term investments	—	(1,013,104)	(4,965,000)	(175,000)	—	(6,153,104)
Proceeds of maturities of short-term investments	—	1,199,676	5,230,000	165,000	—	6,594,676
Purchases of term deposits	—	(2,328,717)	—	—	—	(2,328,717)
Proceeds from withdrawal of term deposits	356,580	1,962,621	—	—	—	2,319,201
Proceeds from repayments of loans to Group companies	978,735	—	45,000	—	(1,023,735)	—
Loans to Group companies	—	—	(70,000)	—	70,000	—
Investment in subsidiaries and VIE and VIE’s subsidiaries(2)	(1,407,173)	(893,805)	—	—	2,300,978	—
Other investing activities with external parties	—	(586)	(1,357)	—	—	(1,943)
Net cash provided by/(used in) investing activities	(71,858)	(1,073,915)	238,643	(10,000)	1,347,243	430,113
Repayments of loans from Group companies	—	(45,000)	(978,735)	—	1,023,735	—
Loans from Group companies	—	70,000	—	—	(70,000)	—
Investment from Group Companies(2)	—	1,407,173	893,805	—	(2,300,978)	—
Other financing activities with external parties	—	739	8,547	—	—	9,286
Net cash provided by/(used in) financing activities	—	1,432,912	(76,383)	—	(1,347,243)	9,286
Effect of exchange rate changes on cash and cash equivalents	(4,450)	(67,996)	(65,062)	—	—	(137,508)
Net increase/(decrease) in cash and cash equivalents	(78,914)	198,513	(117,914)	55,785	—	57,470
Cash and cash equivalents at beginning of the year	85,748	646,685	137,215	30,702	—	900,350
Cash and cash equivalents at end of the year	6,834	845,198	19,301	86,487	—	957,820

	For the Year Ended December 31, 2019
	Parent Company	Other Subsidiaries	WFOE as Primary Beneficiary	VIE and its Subsidiaries	Eliminations	Consolidated Total
	RMB
	(in thousands)
Purchases of goods and services from Group Companies(1)	—	(350,044)	(24,434)	(215,200)	589,678	—
Sales of goods and services to Group Companies(1)	—	24,434	565,244	—	(589,678)	—
Other operating/administrative activities with external parties	(10,722)	275,982	(1,067,001)	86,219	—	(715,522)
Net cash used in operating activities	(10,722)	(49,628)	(526,191)	(128,981)	—	(715,522)
Purchases of short-term investments	—	(1,269,524)	(2,160,000)	(120,000)	—	(3,549,524)
Proceeds of maturities of short-term investments	—	910,000	1,115,000	255,000	—	2,280,000
Purchases of term deposits	(354,395)	(809,313)	—	—	—	(1,163,708)
Proceeds from withdrawal of term deposits	335,705	610	—	—	—	336,315
Investment in subsidiaries and VIE and VIE’s subsidiaries(2)	(1,893,991)	(590,691)	—	—	2,484,682	—
Other investing activities with external parties	—	(186)	(5,385)	—	—	(5,571)
Net cash provided by/(used in) investing activities	(1,912,681)	(1,759,104)	(1,050,385)	135,000	2,484,682	(2,102,488)
Proceeds from issuance of convertible redeemable preferred shares, net of issuance cost	1,984,556	—	1,026,516	—	—	3,011,072
Investment from Group Companies(2)	—	1,893,991	590,691	—	(2,484,682)	—
Other financing activities with external parties	6,167	—	(19,664)	—	—	(13,497)
Net cash provided by financing activities	1,990,723	1,893,991	1,597,543	—	(2,484,682)	2,997,575
Effect of exchange rate changes on cash and cash equivalents	(1,270)	10,763	(2,002)	—	—	7,491
Net increase in cash and cash equivalents	66,050	96,022	18,965	6,019	—	187,056
Cash and cash equivalents at beginning of the year	19,698	550,663	118,250	24,683	—	713,294
Cash and cash equivalents at end of the year	85,748	646,685	137,215	30,702	—	900,350

Notes:
(1)
Intercompany sales of goods and services were eliminated at the consolidation level.

(2)
It represents the elimination of the investment in the subsidiaries and VIEs and VIEs’ subsidiaries by Group Companies.

(3)
It represents the elimination of intercompany balances among parent, WFOEs as primary beneficiaries, the VIEs and their subsidiaries and other subsidiaries.

(4)
For the years ended December 31, 2019, 2020, and 2021, VIEs have incurred RMB31.9 million, RMB186.1 million, and RMB330.5 million in fees related to technical services provided by the WFOEs and WFOEs concurrently recognized same amounts as revenues. Unsettled balance of such transactions was RMB63.8 million and RMB345.9 million as of December 31, 2020 and 2021, respectively.

Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk factors” in our 2021 Form 20-F, “Risk Factors” in Exhibit 99.1 to the Super 6-K, as well as other documents incorporated by reference in to this prospectus.
Risks Relating to Our Business and Industry
•
Our business depends on our ability to offer high-quality user-generated content for our users.

•
Our success depends on our ability to attract and maintain an engaged user base.

•
If we fail to maintain and strengthen our community culture, brand, and reputation, our ability to expand our user base and enhance content-centric monetization could be impaired, and our business, financial condition, and results of operations could be materially and adversely affected.

•
We have incurred net loss and negative operating cash flow in the past, which may continue in the future.

•
We may not be able to manage our growth effectively, which may compromise the success of our business.

•
We are subject to risks associated with financing activities and liquidity.

•
If we fail to retain or attract merchants and brands, or to increase their spending with us, our business, financial condition, and results of operations may be materially and adversely affected.

•
We cannot assure you that our new business initiatives and monetization strategies will be successfully implemented.

•
We operate in a highly competitive market, and may not be able to compete effectively.

•
If we fail to keep up with the technological developments, our business, financial condition, results of operations, and prospects may be materially and adversely affected.

•
Our business is subject to complex and evolving laws and regulations regarding cybersecurity and data privacy.

•
The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections. Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In addition, the proposed changes to the law would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs may be prohibited from over-the-counter trading or delisted. If the proposed provision is enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023.

Risks Relating to Our Corporate Structure
•
We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs, with which we have maintained contractual arrangements, and their subsidiaries. Investors in our ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our consolidated VIEs and our company as a group.

•
Our contractual arrangements may not be as effective in providing operational control as direct ownership and shareholders of our VIEs may fail to perform their obligations under our contractual arrangements.

•
Our current corporate structure and business operations may be affected by the Foreign Investment Law.

Risks Relating to Doing Business in China
•
Changes in China’s economic, political or social conditions, or government policies could materially and adversely affect our business and results of operations.

•
The legal system in China embodies uncertainties which could limit the legal protections available to us or impose additional requirements and obligations on our business, and PRC laws, rules, and regulations can evolve quickly, which may materially and adversely affect our business, financial condition, and results of operations.

•
The PRC government’s oversight over our business operations could result in a material adverse change in our operations and the value of our ADSs.

•
If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions in this regard, our business, financial condition, and results of operations may be materially and adversely affected.

Risks Relating to Our ADSs
•
The trading price of our ADSs has been and may be volatile, which could result in substantial losses to investors.

•
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS
Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$200,000 divided into 1,600,000,000 shares comprising (i) 1,500,000,000 Class A ordinary shares of a par value of US$0.000125 each, and (ii) 50,000,000 Class B ordinary shares of a par value of US$0.000125 each, and (iii) 50,000,000 shares of a par value of US$0.000125 each of such class or classes (however designated) as the board of directors may determine in accordance with our tenth amended and restated memorandum and articles of association.
The following are summaries of material provisions of our tenth amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares
General.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment, disposition, or a change of ultimate beneficial ownership of Class B ordinary shares by a holder thereof to any person who is not Mr. Yuan Zhou or any entity which is ultimately controlled by Mr. Yuan Zhou, such Class B ordinary shares shall be automatically and immediately converted into the same number of Class A ordinary shares. If either of the following events occurs and remains unchanged for 20 consecutive days: (i) Mr. Yuan Zhou is neither a director nor the chief executive officer of our company, or (ii) Mr. Yuan Zhou is permanently incapable of acting as a director and the chief executive officer as a result of a legal judgment or incapacity due to his then physical and/or mental condition, all the Class B ordinary shares held by Mr. Yuan Zhou and/or any entity which is ultimately controlled by Mr. Yuan Zhou shall be automatically and immediately converted into the same number of Class A ordinary shares, provided, however, that such triggering event shall not be deemed to take place if Mr. Yuan Zhou is removed as, or otherwise discharged from duty of, either a director or the chief executive officer on an involuntary basis.
Dividends.   Our directors may from time to time declare dividends (including interim dividends) and other distributions on our shares in issue and authorize payment of the same out of the funds of our company lawfully available therefor. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend may exceed the amount recommended by our directors. Our tenth amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if that would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   In respect of all matters subject to a shareholders’ vote, each holder of Class A ordinary shares is entitled to one vote per share and each holder of Class B ordinary shares is entitled to ten votes per share on all matters subject to vote at our general meetings. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder holding not less than 10% of the votes attaching to the shares present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our tenth amended and restated memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our tenth amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or by our directors (acting by a resolution of our board). Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at such general meeting.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our tenth amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our tenth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

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the shares are free from any lien in favor of the Company; and

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a fee of such maximum sum as the New York Stock Exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they must, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the New York Stock Exchange be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers may not be suspended nor the register closed for more than 30 days in any year as our board may determine.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders will be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by our shareholders by special resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variation of Rights of Shares.   Whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment, or issue of further shares ranking pari passu with such existing class of shares.
Issuance of Additional Shares.   Our tenth amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors may determine, to the extent of available authorized but unissued shares.
Our tenth amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolution passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements.
Anti-Takeover Provisions.   Some provisions of our tenth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our tenth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Exclusive forum.   Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any of our shares, ADSs or other securities shall be deemed to have notice of and consented to the provisions of our tenth amended and restated memorandum and articles of association. See “Item 3. Key Information — D. Risk Factors — Risks Relating to the ADSs — Forum selection provisions in our currently effective memorandum and articles of association and our deposit agreement with the depositary bank could limit the ability of holders of our Class A ordinary shares, ADSs, or other securities to obtain a favorable judicial forum for disputes with us, our directors and officers, the depositary bank, and potentially others.”

Registered Office and Objects
Pursuant to Article 2 of our tenth amended and restated memorandum of association, our registered office is at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time determine. Pursuant to Article 3 of our tenth amended and restated memorandum of association, the objects for which our company is established are unrestricted and our company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, our company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our tenth amended and restated memorandum and articles of association provide that we shall indemnify our directors and officers, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our tenth amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our tenth amended and restated memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our tenth amended and restated memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number votes attaching to all issued and outstanding shares of our company as of the date of the deposit that are entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our tenth amended and restated memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our tenth amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our tenth amended and restated memorandum and articles of association, directors may be removed by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our tenth amended and restated memorandum and articles of association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our tenth amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our tenth amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our tenth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our tenth amended and restated memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Ordinary Shares
On November 24, 2020, we issued 500,000 Class B ordinary shares to Zhihu Holdings Inc, a personal holding vehicle beneficially owned by Mr. Yuan Zhou, our chairman and chief executive officer, upon exercise of options granted in 2016. In December 2020, Zhihu Holdings Inc. subsequently transferred the shares it holds in our company to MO Holding Ltd, another personal holding vehicle beneficially owned by Mr. Yuan Zhou.
On January 4, 2021, we issued 450,000 Class A ordinary shares to SEA & SANDRA Global Limited, which is wholly owned by Mr. Dahai Li, our director and chief technology officer, upon vesting of restricted shares granted in 2016.

On April 8, 2022, we issued 5,702,402 Class A ordinary shares to MO Holding Ltd for options granted to Mr. Yuan Zhou in 2016 and 2020, and 9,621,477 Class A ordinary shares to MO Holding Ltd, subject to certain restrictions and conditions. See “Item 6. Directors, Senior Management and Employees — E. Share Ownership” in our 2021 Form 20-F, which is incorporated in this prospectus by reference.
Preferred Shares
On August 7, 2019, we issued (i) 19,975,733 Series F-1 preferred shares to Cosmic Blue Investments Limited for a consideration of US$250,000,000, (ii) 1,917,670 Series F-1 preferred shares to Image Frame Investment (HK) Limited for a consideration of US$24,000,000, and (iii) 799,029 Series F-1 preferred shares to CTG Evergreen Investment XX Limited for a consideration of US$10,000,000.
On August 7, 2019, we issued one Series F-2 preferred share to Fresco Mobile Limited for a consideration of US$1, which was surrendered to us for cancelation on December 21, 2020.
Options and Warrants
On August 7, 2019, we issued a warrant to purchase an aggregate of 11,985,440 Series F-1 preferred shares to Baidu Online Network Technology (Beijing) Co., Ltd. for an aggregate consideration of US$150,000,000, which has been exercised in full by one of its affiliates, Beijing Baizhi Baineng Management Consulting Partnership (Limited Partnership) on December 21, 2020.
We have granted options to purchase our Class A ordinary shares to certain of our directors, executive officers and employees. See ““Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers — 2012 Incentive Compensation Plan” in our 2021 Form 20-F, which is incorporated in this prospectus by reference.
Shareholders Agreements
We entered into our sixth amended and restated shareholders agreement on August 7, 2019 with our shareholders, which consist of holders of preferred shares and holder of warrant to purchase our preferred shares. The sixth amended and restated shareholders agreement provide for certain shareholders’ rights, including registration rights, information and inspection rights, preemptive rights, rights of first refusal and co-sale rights, and voting rights and contains provisions governing our board of directors and other corporate governance matters. The special rights other than registration rights and the corporate governance provisions automatically terminated upon the completion of our initial public offering.
Registration Rights
We have granted certain registration rights to our shareholders who hold our preferred shares prior to our initial public offering. Set forth below is a description of the registration rights granted under the shareholders agreement.
Demand Registration Rights.   At any time after the earlier of (i) August 7, 2024 or (ii) six months following the closing of our initial public offering, holders of at least ten percent of Class A ordinary shares issued and Class A ordinary shares issuable upon conversion of the preferred shares held by all such holders, or registrable securities, may request in writing that we effect a registration of at least ten percent of the registrable securities. We have a right to defer filing of a registration statement for the period during which such filing would be materially detrimental to us or our members on the condition that we furnish to the holders a certificate signed by our chief executive officer. However, we cannot exercise the deferral right for more than 90 days on any one occasion or more than once during any twelve-month period and cannot register any other securities during such 90-day period. We are obligated to effect no more than three demand registrations that have been declared and ordered effective.
Registration on Form F-3.   Holders of at least ten percent of the registrable securities may request us to effect a registration on Form F-3 if we qualify for registration on Form F-3. We have a right to defer filing of a registration statement for the period during which such filing would be materially detrimental to us or our members on the condition that we furnish to the holders a certificate signed by our chief executive officer. However, we cannot exercise the deferral right for more than 90 days on any one occasion or more than once during any twelve-month period and cannot register any other securities during such 90-day period.

Piggyback Registration Rights.   If we propose to register for our own account any of our equity securities, in connection with the public offering of such equity securities, we should promptly give holders of our registrable securities written notice of such registration and, upon the written request of any holder given within fifteen (15) days after delivery of such notice, we should use our reasonable best efforts to include in such registration the registrable securities requested to be registered by such holder.
Expenses of Registration.   We will bear all registration expenses, other than the underwriting discounts and selling commissions applicable to the sale of the registrable securities.
Termination of Obligations.   The shareholders’ registration rights will terminate upon the earlier of (i) the fifth anniversary of the date of closing of our initial public offering, and (ii) with respect to any holder, the date on which such holder may sell all of such holder’ registrable securities under Rule 144 of the Securities Act in any 90-day period.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary issues the ADSs. Each ADS represents an ownership interest in a designated number of shares which we deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, yourself as an ADR holder and all other ADR holders, and all beneficial owners of an interest in the ADSs evidenced by ADRs from time to time.
The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.
The ADS to share ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR). In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.
A beneficial owner is any person or entity having a beneficial ownership interest in ADSs. A beneficial owner need not be the holder of the ADR evidencing such ADS. If a beneficial owner of ADSs is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner of ADSs and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.
An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name for all purposes under the deposit agreement and ADRs. The depositary’s only notification obligations under the deposit agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.
Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.
Share Dividends and Other Distributions
How will I receive dividends and other distributions on the shares underlying my ADSs?
We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage, and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch, and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.
Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:
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Cash.   The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time, and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

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Shares.   In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

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Rights to Purchase Additional Shares.   In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or
(ii) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

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Other Distribution.   In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.
Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.
The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.
There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).
Deposit, Withdrawal, and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.
Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.
The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary, in each case for the benefit of ADR holders. ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.
Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
How do ADR holders cancel an ADS and obtain deposited securities?
When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges, and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
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temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

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the payment of fees, taxes, and similar charges; or

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compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Record Dates
The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):
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to receive any distribution on or in respect of deposited securities,

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to give instructions for the exercise of voting rights at a meeting of holders of shares, or

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to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR,

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to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights
How do I vote?
If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least 30 days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of Cayman Islands law, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder’s ADRs, and (iii) the manner in which such instructions may be given or deemed to be given pursuant to the terms of the deposit agreement, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.
Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.
To the extent that (i) we have provided the depositary with at least 35 days’ notice of the proposed meeting, (ii) the voting notice will be received by all ADR holders and beneficial owners no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and (iii) the depositary does not receive instructions on a particular agenda item from an ADR holder (including, without limitation, any entity or entities acting on behalf of the nominee for DTC) in a timely manner, such ADR holder shall be deemed, and in the deposit agreement the depositary is instructed to deem such ADR holder, to have instructed the depositary to give a discretionary proxy for such agenda item(s) to a person designated by us to vote the deposited securities represented by the ADSs for which actual instructions were not so given by all such ADR holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) we inform the depositary in writing (and we agree to provide the depositary with such instruction promptly in writing) that (a) we wish such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s), and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of shares, and (2) the depositary has obtained an opinion of counsel, in form and substance satisfactory to the depositary, confirming that (A) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands, (B) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of the Cayman Islands, (C) the voting arrangement and deemed instruction as contemplated herein will be given effect under the laws, rules, and regulations of the Cayman Islands, and (D) the granting of such discretionary proxy will not under any circumstances result in the shares represented by the ADSs being treated as assets of the depositary under the laws, rules or regulations of the Cayman Islands.

The depositary may from time to time access information available to it to consider whether any of the circumstances described above exist, or request additional information from us in respect thereto. By taking any such action, the depositary shall not in any way be deemed or inferred to have been required, or have had any duty or responsibility (contractual or otherwise), to monitor or inquire whether any of the circumstances described above existed. In addition to the limitations provided for in the deposit agreement, ADR holders and beneficial owners are advised and agree that (a) the depositary will rely fully and exclusively on us to inform it of any of the circumstances set forth above, and (b) neither the depositary, the custodian nor any of their respective agents shall be obliged to inquire or investigate whether any of the circumstances described above exist and/or whether we complied with our obligation to timely inform the depositary of such circumstances. Neither the depositary, the custodian nor any of their respective agents shall incur any liability to ADR holders or beneficial owners (i) as a result of our failure to determine that any of the circumstances described above exist or our failure to timely notify the depositary of any such circumstances or (ii) if any agenda item which is approved at a meeting has, or is claimed to have, a material or adverse effect on the rights of holders of shares. Because there is no guarantee that ADR holders and beneficial owners will receive the notices described above with sufficient time to enable such ADR holders or beneficial owners to return any voting instructions to the depositary in a timely manner, ADR holders and beneficial owners may be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us in such circumstances, and neither the depositary, the custodian nor any of their respective agents shall incur any liability to ADR holders or beneficial owners in such circumstances.
ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given or deemed to be given in accordance with the terms of the deposit agreement, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy (or deemed to have been instructed pursuant to the terms of the deposit agreement), or for the effect of any such vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, regulation, or requirement of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
We have advised the depositary that under Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from ADR holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by ADR holders or beneficial owners.
There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications
Will ADR holders be able to view our reports?
The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.
Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.
Fees and Expenses
What fees and expenses will I be responsible for paying?
The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities, or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights, and/or other distribution prior to such deposit to pay such charge.
The following additional charges shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:
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a fee of US$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

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a fee of US$0.05 or less per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the deposit agreement;

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an aggregate fee of US$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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a fee for the reimbursement of such fees, charges, and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

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stock transfer or other taxes and other governmental charges;

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cable, telex, and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;

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transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

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fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage, and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.
The foreign exchange rate applied to an foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of an foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.
Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.
Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the deposit agreement.
We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.
The right of the depositary to receive payment of fees, charges, and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges, and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.
The fees and charges described above may be amended from time to time by agreement between us and the depositary.

The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.
Payment of Taxes
ADR holders or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current and former beneficial owners, by holding or owning, or having held or owned, an ADR, the ADR holder thereof (and prior ADR holder thereof) acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or former beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.
As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.
Reclassifications, Recapitalizations, and Mergers
If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:
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amend the form of ADR;

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distribute additional or amended ADRs;

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distribute cash, securities or other property it has received in connection with such actions;

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sell any securities or property received and distribute the proceeds as cash; or

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none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.
Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.
Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).
How may the deposit agreement be terminated?
The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary.

If the shares are not listed or quoted for trading on a stock exchange or in a securities market as of the date so fixed for termination, then after such date fixed for termination (i) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (ii) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a holder of ADRs, the depositary shall (i) instruct its custodian to deliver all shares and/or deposited securities to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (ii) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such shares and/or deposited securities and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each register ADR holder a share certificate representing the shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered ADR holder’s name and to deliver such share certificate to the registered ADR holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary, and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs. After we receive the copy of the ADR register and the shares and/or deposited securities from the depositary, we shall be discharged from all obligations under the deposit agreement except (i) to distribute the shares to the registered ADR holders entitled thereto and (ii) for its obligations to the depositary and its agents.
If the shares are listed or quoted for trading on a stock exchange or in a securities market as of the date so fixed for termination, then instead of the provisions in the prior paragraph, after the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs, except to receive and hold (or sell) distributions on shares and/or deposited securities and deliver shares and/or deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the depositary has agreed to use its reasonable efforts to sell the shares and/or deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the registered ADR holders not theretofore surrendered. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and its agents.
Notwithstanding anything to the contrary, in connection with any such termination, the depositary may, in its sole discretion and without notice to us, establish an unsponsored American depositary share program (on such terms as the depositary may determine) for our shares and make available to ADR holders a means to withdraw the shares represented by the ADSs issued under the deposit agreement and to direct the deposit of such shares into such unsponsored American depositary share program, subject, in each case, to receipt by the depositary, at its discretion, of the fees, charges, and expenses provided for under the deposit agreement and the fees, charges, and expenses applicable to the unsponsored American depositary share program.
Limitations on Obligations and Liability to ADR holders
Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs
Prior to the issue, registration, registration of transfer, split-up, combination, or cancelation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:
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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.
The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act of 1933 is intended by any of the limitations of liabilities provisions of the deposit agreement. The deposit agreement provides that each of us, the depositary and our respective agents will:
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incur or assume no liability (including, without limitation, to holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the Cayman Islands, Hong Kong, the People’s Republic of China, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure, or circumstance beyond our, the depositary’s, or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

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incur or assume no liability (including, without limitation, to holders or beneficial owners) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs;

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in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs, which in our or our agents’ opinion, as the case may be, may involve it in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be requested;

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not be liable (including, without limitation, to holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, us; or

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may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation, and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.
The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of the Cayman Islands, Hong Kong, the People’s Republic of China, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.
Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. Neither the depositary or us shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given or deemed to be given pursuant to the terms of the deposit agreement, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy (or deemed to have been instructed pursuant to the terms of the deposit agreement), or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation holders or beneficial owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.
In the deposit agreement each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory). No provision of the deposit agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.
The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you and beneficial owners will be agreeing to comply with such instructions.
Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination, and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.
The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment
In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
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be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,

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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

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acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, beneficial owners and/or their respective affiliates may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs. For all purposes under the deposit agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADRs.

Governing Law
The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the internal laws of the State of New York. In the deposit agreement, we have submitted to the non-exclusive jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Any action based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China, the United States and/or any other court of competent jurisdiction.
Under the deposit agreement, by holding or owning an ADR or ADS or an interest therein, ADR holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving ADR holders or beneficial owners brought by us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may be instituted in a state or federal court in New York, New York, irrevocably waive any objection which you may have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. By holding or owning an ADR or ADS or an interest therein, ADR holders and beneficial owners each also irrevocably agree that any legal suit, action or proceeding against or involving the depositary brought by ADR holders or beneficial owners, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York.

Notwithstanding the foregoing, (i) the depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and beneficial owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (ii) the depositary may in its sole discretion require, by written notice to the relevant party or parties, that any dispute, suit, action, controversy, claim or proceeding against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and beneficial owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).
Jury Trial Waiver
In the deposit agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.
If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial in the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of ADSs of our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Jurisdiction
We have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, state courts in New York County, New York) shall have jurisdiction to hear and determine any suit, action, or proceeding and to settle any dispute between the depositary bank and us that does not involve any other person or party that may arise out of or relate in any way to the deposit agreement, including claims under the Securities Act or the Exchange Act.
The deposit agreement provides that, by holding an ADS or an interest therein, you irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary arising out of or related in any way to the deposit agreement, the ADSs, or the transactions contemplated thereby or by virtue of ownership thereof, may only be instituted in the United States District Court for the Southern District of New York (or, if the Southern District of New York lacks jurisdiction or such designation of the exclusive forum is, or becomes, invalid, illegal, or unenforceable, in the state courts of New York County, New York), and by holding an ADS or an interest therein you irrevocably waive any objection which you may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The deposit agreement also provides that the foregoing agreement and waiver shall survive your ownership of ADSs or interests therein.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability,

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an effective judicial system,

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a favorable tax system,

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the absence of foreign exchange control or currency restrictions, and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given , (iii) is final, (iv) is not in the nature of taxes, a fine, or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, there is uncertainty with regard to Cayman Islands law on whether judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State will be determined by the courts of the Cayman Islands penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. Because such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws has not yet been made by a court of the Cayman Islands, it is uncertain whether such judgments would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty or other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis, and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The foreign shareholder must entrust PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies. However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or Class A ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders named in the applicable prospectus supplement, to indemnification by us and/or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Zhihu Inc. and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 8, 2022 (File No. 001-40253), or the 2021 Form 20-F;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed on March 19, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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our current report on Form 6-K furnished to the SEC on April 8, 2022 (File No. 001-40253), including Exhibit 99.1 titled “Zhihu Inc. Supplemental and Updated Disclosure,” or the Super 6-K; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Zhihu Inc.
A5 Xueyuan Road
Haidian District, Beijing 100083
People’s Republic of China
+86 (10) 8271-6605
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.